UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒ Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FIRST INDUSTRIAL REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14(a)-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION
DATED FEBRUARY 27, 2026
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	[ ], 2026 at [ ] Central Time

Location	[ ]

Who Can Vote	Stockholders of record at the close of business on [ ], 2026
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of First Industrial Realty Trust, Inc. (the “Company”) will be held virtually on [ ], 2026. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting. In order to virtually attend, you must register in advance at [ ] prior to [ ], 2026 at [ ] Central Time. If you have any questions regarding the format of the meeting, please contact Arthur J. Harmon, the Company’s Senior Vice President of Investor Relations and Marketing, at (312) 344-4320.
    At our Annual Meeting, we will ask you to consider and vote upon the following proposals:
1.To elect six directors to the Board of Directors to serve until the 2027 Annual Meeting of Stockholders, and until their successors are duly elected and qualified;
2.To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement; and
3.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
We may also ask you to consider and act upon any other matters that may properly be brought before the Annual Meeting, and at any adjournments or postponements thereof, if applicable.
Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.
The Board of Directors has fixed the close of business on [ ], 2026 as the record date for the Annual Meeting. Only stockholders of record of the Company’s Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.
Your shares cannot be voted unless they are represented by proxy or by the record holder attending the Annual Meeting via webcast. Whether or not you plan to attend the Annual Meeting via webcast, please submit your proxy by mail, telephone or over the Internet by following the instructions provided in the enclosed Proxy Statement to ensure that your shares are represented at the Annual Meeting. If you hold your shares in “street name” through an intermediary, such as a bank or broker, you must register in advance using the instructions provided in the enclosed Proxy Statement.
YOUR VOTE IS VERY IMPORTANT
Your vote is especially important at the Annual Meeting. Land & Buildings Capital Growth Fund, LP (together with its affiliates, “Land & Buildings”), has provided notice that it intends to nominate its Founder and Managing Principal, Jonathan Litt, for election as a director at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. You may receive a proxy statement, [color] proxy card and other solicitation materials from Land & Buildings asking you to vote for Mr. Litt. These materials are not from the Company and we are not responsible for the accuracy of any information provided by, or relating to, Land & Buildings or its nominees contained in any materials filed or disseminated by, or statements made, on behalf of, Land & Buildings.

The Board of Directors strongly urges you NOT to sign or return any [color] proxy card or [color] voting instruction form sent to you by Land & Buildings, even as a protest vote. If you have previously submitted a [color] proxy card or [color] voting instruction form, you can revoke that proxy or form at any time by signing, dating and mailing the enclosed WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided or following the instructions on the enclosed WHITE proxy card or WHITE voting instruction form to vote via the Internet or by telephone. Voting your shares by proxy ensures that if you are unable to attend the Annual Meeting, your shares will be voted at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.
Our Board of Directors unanimously recommends a vote “FOR” ONLY each of the Company’s director nominees (Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith) (collectively, the “Nominees”) and in accordance with our Board of Directors’ recommendation on all other proposals.
This year, your WHITE proxy card or WHITE voting instruction form looks different. As a result of Land & Buildings’ actions, your WHITE proxy card or WHITE voting instruction form has more names on it than there are seats up for election. Please carefully review the WHITE proxy card or WHITE voting instruction form and only vote “FOR” the Nominees and proposals recommended by our Board of Directors.
If you have any questions or require assistance with voting your shares, please contact our proxy solicitation firm, Georgeson LLC:
Georgeson LLC
51 West 52nd Street, 6th Floor
New York, NY 10019
Stockholders may call toll-free at 866-766-8108
or e-mail FirstIndustrial@Georgeson.com

    By Order of the Board of Directors,
Jennifer E. Matthews Rice
General Counsel and Secretary
Chicago, Illinois
[ ], 2026

Notice of Annual Meeting of Stockholders
Proxy Statement Summary
1	About the Annual Meeting
12	Background of the Solicitation
14	Proposal 1 — Election of Directors
17	Information Regarding the Director Nominees
19	Board Composition
19	Nomination of Directors
20	Corporate Governance
21	Corporate Responsibility Highlights
22	Board Oversight of Risk Management
22	Communications by Stockholders and Other Interested Parties
23	Board Committees
25	Director Compensation
25	2025 Director Compensation Table
26	Proposal 2 — Advisory Vote on Executive Compensation
27	Information About Our Executive Officers
29	Compensation Discussion and Analysis
43	Compensation Committee Report
44	Summary Compensation Table
45	2025 Grants of Plan-Based Awards
46	Outstanding Equity Awards at Fiscal Year-End 2025
47	2025 Option Exercises and Stock Vested
47	Potential Payments Upon Termination or Change in Control
51	Pay Versus Performance Comparison
54	CEO Pay Ratio
55	Equity Compensation Plan Information
55	Compensation Committee Interlocks and Insider Participation
55	Transactions with Related Persons, Promoters and Certain Control Persons
56	Report of the Audit Committee
57	Security Ownership of Management and Certain Beneficial Owners
59	Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm
60	Other Matters
60	Stockholder Proposals
60	Incorporation by Reference
60	Availability of Proxy Materials
60	Other Business
61	Exhibit A — Additional Information Regarding Participants in the Solicitation

PROXY STATEMENT SUMMARY
This Proxy Statement and the accompanying Notice of Annual Meeting and WHITE proxy card are first being sent to stockholders on or about [ ], 2026 in connection with the solicitation of proxies by the Board of Directors of First Industrial Realty Trust, Inc. (“First Industrial” or the “Company”) for use at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision, and you should read this Proxy Statement in its entirety before casting your vote.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE READ THIS PROXY STATEMENT AND SIGN, DATE AND MAIL YOUR WHITE PROXY CARD OR WHITE VOTING INSTRUCTION FORM OR SUBMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE AS SOON AS POSSIBLE. IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE WITH VOTING YOUR SHARES, PLEASE CONTACT OUR PROXY SOLICITATION FIRM, GEORGESON LLC, TOLL-FREE AT 866-766-8108.

VOTING OVERVIEW

Proposals		Board Vote Recommendation	Page

1.	Elect six directors to the Board of Directors to serve until the 2027 Annual Meeting of Stockholders, and until their successors are duly elected and qualified	FOR ONLY EACH NOMINEE RECOMMENDED BY OUR BOARD OF DIRECTORS	14

2.	Approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement	FOR	26

3.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	59

FIRST INDUSTRIAL AT A GLANCE

First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator, and developer of industrial real estate

32.2%	11.7%	7.1%

2025 Cash Rental Rate Growth on Leasing	NAREIT FFO Share Growth	2025 Cash Same Store NOI Growth(1)

12.4%	$1.5 Billion(3)	~ 16 MSF

Dividend Increase From 2025-2026(2)	Closed Debt Financings	Future Growth from Owned Strategic Sites

55%	29%	98%

5-Year TSR	5-Year TSR Differential to Industrial Peers(4)	TSR Percentile since 2010(5)
(1)Cash same store NOI growth excludes $4.5 million related to accelerated recognition of tenant improvement reimbursements for the twelve months ended December 31, 2024.
(2)Increased first quarter 2026 dividend to $0.50 per share/unit, a 12.4% increase from 2025’s quarterly rate.
(3)Amount includes refinancings of the Company’s $200 million term loan and $850 million line of credit as well as the issuance of new $450 million public notes.
(4)Based on flat average of select peers including Prologis, Inc. (PLD), Rexford Industrial Realty, Inc. (REXR), EastGroup Properties, Inc. (EGP) and Terreno Realty Corporation (TRNO).
(5)Since January 1, 2010; based on FR’s percentile ranking relative to current RMZ constituents as of December 31, 2025.

Please carefully review the WHITE proxy card or WHITE voting instruction form and only vote “FOR” the nominees recommended by the Board of Directors.
At the Annual Meeting, the Company’s stockholders will also consider any other business that may properly come before the Annual Meeting and any continuations, adjournments or postponements thereof regardless of whether you attend the meeting. Should any other business come before the Annual Meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the common shares represented by such proxies as recommended by the Board of Directors of the Company (the “Board of Directors” or the “Board”) or, if no recommendation is given, in accordance with their best judgment.
Your vote is especially important at the Annual Meeting. Land & Buildings Capital Growth Fund, LP (together with its affiliates, “Land & Buildings”), has provided notice that it intends to nominate its Founder and Managing Principal, Jonathan Litt, for election as a director at the Annual Meeting in opposition to the nominees recommended by the Board of Directors. You may receive a proxy statement, [color] proxy card and other solicitation materials from Land & Buildings asking you to vote for Mr. Litt. These materials are not from the Company and we are not responsible for the accuracy of any information provided by, or relating to, Land & Buildings or its nominees contained in any materials filed or disseminated by, or statements made, by or on behalf of, Land & Buildings.
The Board of Directors strongly urges you NOT to sign or return any [color] proxy card or [color] voting instruction form sent to you by Land & Buildings, even as a protest vote. If you have previously submitted a [color] proxy card or [color] voting instruction form, you can revoke that proxy or form at any time by signing, dating and mailing the enclosed WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided or following the instructions on the enclosed WHITE proxy card or WHITE voting instruction form to vote via the Internet or by telephone. Voting your shares by proxy ensures that if you are unable to attend the Annual Meeting, your shares will be voted at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.
The Board of Directors unanimously recommends a vote “FOR” ONLY each of the Company’s nominees (Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith) and in accordance with our Board of Directors’ recommendation on all other proposals and in accordance with the Board of Directors’ recommendation on all other proposals.
This year, your WHITE proxy card or WHITE voting instruction form looks different. As a result of Land & Buildings’ actions, your WHITE proxy card or WHITE voting instruction form has more names on it than there are seats up for election. Please carefully review the WHITE proxy card or WHITE voting instruction form and only vote “FOR” the nominees and proposals recommended by the Board of Directors.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will be asked to vote upon the following matters outlined in the notice of the Annual Meeting:
•the election of six directors to the Board of Directors to serve until the 2027 Annual Meeting of Stockholders, and until their successors are duly elected and qualified;
•the approval on an advisory (i.e. non-binding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement;
•the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•any other matters as may properly come before the Annual Meeting and any continuations, adjournments or postponements thereof.

Who is entitled to attend and vote at the Annual Meeting?
The Board of Directors has fixed the close of business on [ ], 2026 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record of our Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were [ ] shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on each matter presented to the stockholders at the Annual Meeting. As of the Record Date, [ ] common shares held by approximately [ ] stockholders of record were outstanding and entitled to vote.
Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this Proxy Statement refer to holders of common shares.
Each stockholder of record of common shares has the right to appoint a person or company to represent the stockholder to vote in person at the Annual Meeting other than the persons designated in the form of proxy. See “How do I vote at the Annual Meeting?” below.

How can I attend the Annual Meeting?
To virtually attend, participate in, and vote at the Annual Meeting, you must register in advance at [ ]. Please have your control number included on your WHITE proxy card or voting instruction card (if your shares are held through a stockbroker or another nominee) available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the Annual Meeting. Requests to register to participate in the Annual Meeting must be received no later than [ ] Central Time on [ ], 2026. Online access to the audio webcast will open 30 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the Annual Meeting prior to the start time and allow ample time to log in to the meeting webcast and test your computer audio system.

What constitutes a quorum?
The presence, in person by attending the Annual Meeting via webcast or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.
Abstentions will be included in determining the number of common shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Broker non-votes (common shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter), if any, will also be counted in determining the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

How do I vote at the Annual Meeting?
This year’s Annual Meeting will be held on [ ], 2026, convening at [ ] Central Time, and will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote and submit questions during the Annual Meeting via a live webcast by visiting [ ]. In order to virtually attend, you must register in advance at [ ] prior to [ ], 2026 at [ ] Central Time. You will need your control number included on your WHITE proxy card in order to attend the meeting.
Your shares can be voted at the Annual Meeting only if (i) you are present in person by attending the virtual Annual Meeting via webcast and you vote your shares electronically at such meeting, as described in this Proxy Statement or (ii) you are represented by proxy. Even if you plan to attend the Annual Meeting via webcast, we urge you to authorize your proxy in advance (i) electronically by going to [ ] and following the instructions described on your WHITE proxy card, (ii) by calling the toll-free number (for residents of the United States and Canada) listed on your WHITE proxy card or (iii) by mail. Please have your WHITE proxy card in hand when going online or calling. If you authorize your proxy electronically through the website or by telephone, you do not need to return your proxy card.
Even if you plan to attend the Annual Meeting, we recommend that you submit your WHITE proxy or WHITE voting instruction form in advance of the Annual Meeting as described herein, so that your vote will be counted if you later decide not to attend the Annual Meeting.
At the Annual Meeting, a representative from [ ] will be appointed to act as scrutineer. The scrutineer will determine the number of common shares represented at the Annual Meeting, the existence of a quorum and the validity of proxies, will count the votes and ballots, if required, and will determine and report the results to the Company.

How can I vote my common shares without attending the Annual Meeting?
We urge you to authorize your proxy in advance (i) electronically by going to [ ] and following the instructions described on your WHITE proxy card, (ii) by calling the toll-free number (for residents of the United States and Canada) listed on your WHITE proxy Card or (iii) by mail. Please have your WHITE proxy card in hand when going online or calling. If you authorize your proxy electronically through the website or by telephone, you do not need to return your WHITE proxy card.
“Street name” stockholders who have received this Proxy Statement from their bank, broker or other nominee should have received instructions for directing how that bank, broker or nominee should vote such stockholder’s shares. It will be the bank’s, broker’s or other nominee’s responsibility to vote the stockholder’s shares for the stockholder in the manner directed. The stockholder must complete, execute and return the WHITE voting instruction form in the envelope provided by the broker. “Street name” stockholders who desire to vote electronically at the Annual Meeting must obtain a “legal proxy”, in PDF format, from the bank, broker or other nominee that holds such stockholder’s shares in order to vote such shares electronically at the Annual Meeting. “Street name” stockholders will need to contact their bank, broker or other nominee to obtain a legal proxy.
Stockholders of the Company are requested to authorize their proxy on the Internet, by telephone or by mail as soon as possible. Shares represented by a properly authorized proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed by the stockholder’s proxy authorization. If a proxy authorization is submitted and no instructions are given, the persons designated as proxy holders in the proxy authorization will vote: (i) “FOR” the election of ONLY the nominees of our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith; (ii) “WITHHOLD” on the Land & Buildings nominee, Jonathan Litt; (iii) “FOR” the proposal regarding an advisory (i.e. non-binding) vote to approve executive compensation of the Company’s Named Executive Officers; (iv) “FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and (v) in their own discretion with respect to any other business that may properly come before the stockholders at the Annual Meeting or at any adjournments or postponements thereof. We have not received notice of any matters other than those set forth in this Proxy Statement and, accordingly, it is not anticipated that any other matters will be presented at the Annual Meeting.
A stockholder of record may revoke a proxy at any time before it has been exercised by: (i) filing a written revocation with the Secretary of the Company at the address of the Company set forth above, (ii) authorizing a proxy again on the Internet or by telephone (only the latest Internet or telephone proxy will be counted) as described above, (iii) properly executing and delivering a later-dated proxy card by mail, or (iv) by participating in, and voting electronically at, the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote electronically whether or not a proxy has been previously given, but the participation (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. “Street name” stockholders who wish to vote electronically during the Annual Meeting will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.
This year, your WHITE proxy card or WHITE voting instruction form looks different. As a result of the actions of Land & Buildings Capital Growth Fund, LP (together with its affiliates, “Land & Buildings”), your WHITE proxy card or WHITE voting instruction form has more names on it than there are seats up for election. Please carefully review the WHITE proxy card or voting instruction form and only vote “FOR” the nominees recommended by our Board of Directors.

Who is Land & Buildings? How are they involved in the Annual Meeting?
Land & Buildings is a Connecticut-based hedge fund and activist investor. Land & Buildings has notified us that it intends to nominate its Founder and Managing Principal, Jonathan Litt, for election as a director at the Annual Meeting in opposition to certain of the nominees recommended by our Board of Directors. You may receive proxy materials from Land & Buildings. We are not responsible for the accuracy or completeness of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Land & Buildings.
Our Board does NOT endorse the individual nominated by Land & Buildings, Jonathan Litt, and unanimously recommends that you vote “FOR” the election of the individuals nominated by our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith.
Our Board of Directors urges you to disregard any materials and NOT to sign, return or vote using any [color] proxy card sent to you by or on behalf of Land & Buildings, even as a protest vote. Voting to “WITHHOLD” with respect to the Land & Buildings nominee, Mr. Litt, on a [color] proxy card sent to you by Land & Buildings is NOT the same as voting for the nominees recommended by our Board because a vote to “WITHHOLD” with respect to Mr. Litt on a [color] proxy card will revoke any WHITE proxy card or WHITE voting instruction form that you have previously submitted.
If you have already voted using a [color] proxy card sent to you by Land & Buildings, you can revoke it by: (i) executing and delivering a WHITE proxy card or WHITE voting instruction form, (ii) voting via the Internet using the Internet address on the WHITE proxy card or WHITE voting instruction form, (iii) voting by telephone using the toll-free number on the WHITE proxy card or WHITE voting instruction form or (iv) voting at the Annual Meeting. Only your latest-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Our Board of Directors does NOT endorse the election of the Land & Buildings nominee, Jonathan Litt, and urges you to vote “FOR” only the nominees recommended by our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith.
You can best support the Company—and ensure our continued progress—by following the instructions on the WHITE proxy card or WHITE voting instruction form to vote “FOR” the nominees recommended by our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith. Our Board of Directors urges you to disregard any materials and NOT to sign, return or vote using any [color] proxy card sent to you by or on behalf of Land & Buildings, even as a protest vote.

Why have I received different color proxy cards? What should I do if I receive a proxy card from Land & Buildings?
Land & Buildings has notified us that it intends to nominate one candidate for election as a director at the Annual Meeting in opposition to certain of the nominees recommended by our Board of Directors. As a result of Land & Buildings’ activities, you may receive a [color] proxy card from Land & Buildings.
We have provided you with the enclosed WHITE proxy card or WHITE voting instruction form. Our Board of Directors does NOT endorse any director nominee of Land & Buildings and unanimously recommends that you vote “FOR” the election of the individuals nominated by our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith. Our Board urges you to disregard any materials and NOT to sign, return or vote using any [color] proxy card sent to you by or on behalf of Land & Buildings, even as a protest vote.

If Land & Buildings proceeds with its nomination, we will likely conduct multiple mailings prior to the date of the Annual Meeting to ensure that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card or WHITE voting instruction form with each mailing, regardless of whether you have previously voted. We encourage you to vote every WHITE proxy card or WHITE voting instruction form that you receive. Only the latest-dated proxy card you submit will be counted. If you wish to vote as recommended by our Board, then you should vote only the WHITE proxy card or WHITE voting instruction form.

Our Board of Directors does NOT endorse the election of the Land & Buildings nominee, Jonathan Litt, and urges you to vote “FOR” only the nominees recommended by our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith.
You can best support the Company—and ensure our continued progress—by following the instructions on the WHITE proxy card or WHITE voting instruction form to vote “FOR” the nominees recommended by our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith. Our Board of Directors urges you to disregard any materials and NOT to sign, return or vote using any [color] proxy card sent to you by or on behalf of Land & Buildings, even as a protest vote.

Why is the Land & Buildings nominee named on the Company’s WHITE proxy card?
The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules requiring the use of a universal proxy card in contested director elections. As a result, each of the Company and Land & Buildings will use its own version of a universal proxy card containing the names of the individuals nominated by our Board of Directors —which individuals are Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith—and the individual nominated by Land & Buildings, Jonathan Litt. Although the Company is required to include all nominees for election on its universal proxy card, we do NOT endorse Mr. Litt. Our Board does NOT endorse the individual nominated by Land & Buildings, Jonathan Litt, and unanimously recommends that you vote “FOR” the election of the individuals nominated by our Board: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith.
While you may vote “FOR” the Company nominees on either the Company’s WHITE proxy card or Land & Buildings’ [color] proxy card, we strongly encourage you to use the WHITE proxy card to vote your shares, regardless of how you intend to vote. Our Board of Directors urges you to disregard any materials and NOT to sign, return or vote using any [color] proxy card sent to you by or on behalf of Land & Buildings, even as a protest vote. Voting to “WITHHOLD” with respect to Mr. Litt on a [color] proxy card sent to you by Land & Buildings is NOT the same as voting for the nominees recommended by our Board of Directors because a vote to “WITHHOLD” on a [color] proxy card with respect to Mr. Litt will revoke any WHITE proxy card or WHITE voting instruction form that you have previously submitted. If you wish to vote, and, if you wish to vote as recommended by our Board of Directors, then you should vote only the WHITE proxy card or WHITE voting instruction form.

What happens if I return a WHITE proxy card but don’t vote for any or some of the matters listed on my proxy card?
If you return a signed WHITE proxy card without indicating your vote (and the proxy is not revoked), your shares will be voted:
•“FOR” the election of ONLY the nominees of our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith;
•“WITHHOLD” on the Land & Buildings nominee, Jonathan Litt;
•“FOR” the proposal regarding an advisory (i.e. non-binding) vote to approve executive compensation of the Company’s Named Executive Officers; and
•“FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

What happens if I return a WHITE proxy card but give voting instructions for less than six candidates?
If an undervote (that is, voting “FOR” with respect to fewer than six nominees on Proposal 1) occurs on a registered stockholder’s WHITE proxy card, the shares represented by that WHITE proxy card will only be voted as marked. No discretionary authority is available to vote shares represented by an undervoted proxy card for the remaining director seats up for election.

What happens if I return a WHITE proxy card but give voting instructions for more than six candidates?
If an overvote (that is, voting “FOR” with respect to more six nominees on Proposal 1) occurs on a registered stockholder’s WHITE proxy card, the shares represented by that WHITE proxy card will be invalid and will not be counted on Proposal 1. Votes on other matters on that WHITE proxy card can be counted, including for purposes of determining a quorum. However, depending on the broker, bank, or other nominee through which you hold your shares, your votes on all other proposals before the Annual Meeting may also be invalid and not counted.

What happens if Land & Buildings withdraws or abandons its solicitation or fails to comply with the new universal proxy rules, and I already granted proxy authority in favor of Land & Buildings?
If Land & Buildings withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still sign and date a later submitted WHITE proxy card or WHITE voting instruction form.
If you do not revoke a proxy given in favor of Mr. Litt prior to the Annual Meeting and Land & Buildings abandons its solicitation or fails to comply with the requirements of the universal proxy rules or the Company’s Bylaws (by, for example, failing to solicit the requisite number of holders of the Company’s outstanding common shares), proxies solicited for Mr. Litt will be disregarded and not counted for purposes of determining whether there is a quorum at the Annual Meeting and will not be considered to have been voted for the director nominee(s).

Our Board of Directors does NOT endorse the election of the Land & Buildings nominee, Jonathan Litt, and urges you to vote “FOR” only the nominees recommended by our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith.
You can best support the Company—and ensure our continued progress—by following the instructions on the WHITE proxy card or WHITE voting instruction form to vote “FOR” the nominees recommended by our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith. Our Board of Directors urges you to disregard any materials and NOT to sign, return or vote using any [color] proxy card sent to you by or on behalf of Land & Buildings, even as a protest vote.

Can I change or revoke my vote after I return my proxy card?
Yes. If you are a stockholder of record, even after you have submitted your proxy, you may change your vote by submitting a duly executed proxy bearing a later date in the manner and within the time described above under “How can I vote my common shares without attending the Annual Meeting?” (your latest voting instructions will be followed). If you are a non-registered stockholder, you should contact your Intermediary to find out how to change or revoke your voting instructions within the time described above under “How can I vote my common shares without attending the Annual Meeting?” If you are a holder of record, you may also revoke a previously deposited proxy by: (i) filing a written revocation with the Secretary of the Company at the address of the Company set forth above, (ii) authorizing a proxy again on the Internet or by telephone (only the latest Internet or telephone proxy will be counted) as described above, (iii) properly executing and delivering a WHITE proxy card by mail, or (iv) by participating in, and voting electronically at, the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote electronically whether or not a proxy has been previously given, but the participation (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. “Street name” stockholders who wish to vote electronically during the Annual Meeting will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting. To change your vote or revoke your proxy, follow the instructions provided on the WHITE proxy card to do so online or by telephone. If you need any assistance with your shares, please contact our proxy solicitor, Georgeson LLC, at 866-766-8108 or email FirstIndustrial@Georgeson.com.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•As necessary to meet applicable legal requirements;
•To allow for the tabulation and certification of votes; and
•To facilitate a successful proxy solicitation.
Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

What are the Board of Directors’ recommendations?
The enclosed proxy is solicited on behalf of the Board of Directors. Unless you give other instructions on your WHITE proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors set forth with the description of each item in this Proxy Statement.
The Board of Directors has approved and recommends a vote:
•“FOR” the election of ONLY the nominees of our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith;
•“WITHHOLD” on the Land & Buildings nominee, Jonathan Litt;
•“FOR” the proposal regarding an advisory (i.e. non-binding) vote to approve executive compensation of the Company’s Named Executive Officers; and
•“FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Other than the proposals described in this document, the Board of Directors does not know of any other matters that may be brought before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.
Our Board of Directors does NOT endorse the individual nominated by Land & Buildings, Jonathan Litt, and unanimously recommends that you vote “FOR” the election of the individuals nominated by our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith. Our Board urges you to disregard any materials and NOT to sign, return or vote using any [color] proxy card sent to you by or on behalf of Land & Buildings, even as a protest vote. Voting to “WITHHOLD” with respect to Mr. Litt on a [color] proxy card sent to you by Land & Buildings is NOT the same as voting for the nominees recommended by our Board of Directors because a vote to “WITHHOLD” with respect to Mr. Litt on a [color] proxy card will revoke any WHITE proxy card or WHITE voting instruction form that you have previously submitted. If you wish to vote, and, if you wish to vote as recommended by our Board, then you should vote only the WHITE proxy card or WHITE voting instruction form.
If you have already voted using a proxy card or voting instruction form sent to you by Land & Buildings, you can revoke it by: (i) filing a written revocation with the Secretary of the Company at the address of the Company set forth above, (ii) authorizing a proxy again on the Internet or by telephone (only the latest Internet or telephone proxy will be counted) as described above, (iii) properly executing and delivering a WHITE proxy card by mail, or (iv) by participating in, and voting electronically at, the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote electronically whether or not a proxy has been previously given, but the participation (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. “Street name” stockholders who wish to vote electronically during the Annual Meeting will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting. To change your vote or revoke your proxy, follow the instructions provided on the WHITE proxy card to do so online or by telephone. If you need any assistance with voting your shares, please contact our proxy solicitor, Georgeson LLC, at 866-766-8108 or email FirstIndustrial@Georgeson.com.
Only your latest-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you are a non-registered stockholder, the availability of telephone and Internet voting will depend on the voting process of the broker or nominee holding your shares.

What vote is required to approve the election of each of the nominated directors?
Proposal 1: As described previously, Land & Buildings has notified the Company of its intention to nominate its Founder and Managing Principal, Jonathan Litt, to stand for election as a director at the Annual Meeting in opposition to the nominees recommended by the Board of Directors. As a result, assuming Mr. Litt is in fact nominated for election at the Annual Meeting and such nomination has not been withdrawn by Land & Buildings, directors will be elected by a plurality of the common shares voting in person or by proxy, meaning that the 6 nominees receiving the largest number of votes cast “FOR” by holders of common shares will be elected. Stockholders are not permitted to cumulate their common shares for purposes of electing directors.
Note that if your common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise their discretion to vote your common shares on Proposal 1 unless you provide instructions to them regarding how you would like your common shares to be voted. If such broker or nominee does not receive such instructions, and as a result, is unable to vote your common shares on Proposal 1, this will result in a broker non-vote.
For the purposes of determining the number of votes cast, only the common shares voting “FOR” or “WITHHOLD”, are counted. There is no minimum or maximum number of shares that must be cast for, or withheld from, any candidate nominated for election in order for that nominee to be elected. The 6 nominees receiving the greatest number of “FOR” votes will form the Board of Directors following the Annual Meeting.
Abstentions and broker non-votes will have no effect on the outcome of the vote. Abstentions are not treated as votes cast and are not counted in the determination of the number of votes necessary for election of each of the nominated directors. Broker discretionary voting is not permitted. As a result any shares not voted “FOR” a particular nominee (whether as a result of a “WITHHOLD” vote or a broker non-vote) will not be counted in such nominee’s favor.

What vote is required to approve the proposal regarding an advisory vote to approve executive compensation?
Proposal 2: This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Notwithstanding the vote required, Proposal 2 is advisory only and is not binding on the Company. Even though the vote is advisory and non-binding, if there is any significant vote against the compensation of the Named Executive Officers as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Note that if your common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise their discretion to vote your common shares on Proposal 2 unless you provide instructions regarding how you would like your common shares to be voted. If such broker or nominee does not receive your instructions, and as a result is unable to vote your common shares on Proposal 2, this will result in a broker non-vote.
For purposes of determining the number of votes cast, only common shares voting “FOR” or “AGAINST” are counted. Abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal 2.

What vote is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm?
Proposal 3: This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.
Note that, because this proposal is considered a routine matter, if your common shares are held by a broker or nominee, such broker or nominee will have authority to exercise their discretion to vote your common shares on Proposal 3 if you do not provide instructions to them regarding how you would like your common shares to be voted, only to the extent you have not been provided with Land & Buildings’ proxy materials. For the purposes of determining the number of votes cast, only stockholders voting “FOR” or “WITHHOLD” are counted.
Abstentions are not treated as votes cast and are not counted in the determination of the number of votes necessary for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. If the proposal is not approved, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP but may still retain them, as our Charter and Bylaws do not require stockholders to ratify the appointment of our independent registered certified public accounting firm.

Proposal	Voting Options and Board Recommendation	Voting Standard	Effect of Abstentions or Withhold Votes	Effect of Broker Non-Votes
Proposal 1: Election of Directors	FOR or WITHHOLD (for each nominee or director) The Board recommends a vote “FOR” each of the Company nominees for director	Plurality of votes cast	No effect – not counted as a vote	No effect – broker discretionary voting is not permitted
Proposal 2: Advisory Vote on Executive Compensation	FOR, AGAINST or ABSTAIN The Board recommends a vote “FOR” the proposal regarding the advisory (non-binding) vote to approve executive compensation for the Company’s Named Executive Officers	Majority of votes cast	No effect – not counted as a vote	No effect – broker discretionary voting is not permitted
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
FOR, AGAINST or ABSTAIN

The Board recommends a vote “FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026
		Majority of votes cast	No effect – not counted as a vote	No effect – broker discretionary voting is permitted only to the extent beneficial owners have not been provided with Land & Buildings’ materials

What is a broker non-vote?
Under the rules of the New York Stock Exchange (the “NYSE”), brokers generally may vote on routine matters, such as the ratification of an independent public accounting firm, but may not vote on non-routine matters, such as the election of directors, unless they have received voting instructions from the person for whom they are holding shares. If there is a non-routine matter presented to stockholders at a meeting and the stockholder’s bank, broker or other nominee does not receive instructions from the stockholder on how to vote on that matter, the bank, broker or other nominee will return the proxy card to the Company, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters, as discussed below.
If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when a broker submits a proxy for the Annual Meeting with respect to a discretionary matter but does not vote on non-discretionary matters because the beneficial owner did not provide voting instructions on those matters. To the extent that Land & Buildings provides a proxy card or voting instruction form to stockholders who hold their shares in street name, all of the proposals presented at the Annual Meeting will be considered “non-routine” matters, and brokers will not have discretionary voting authority to vote on any of the proposals presented at the Annual Meeting. If, however, Land & Buildings does not provide a proxy card or voting instruction form to stockholders who hold their shares in street name, then Proposal 3 would be considered to be a routine matter, and your broker, bank or other nominee would be able to vote upon the matter if you do not provide them with specific voting instructions. However, in that event, it is possible that a broker may choose not to exercise discretionary authority with respect to Proposal 3. In that case, if you do not instruct your broker how to vote with respect to Proposal 3, your broker may not vote with respect to such proposal. Therefore, we encourage you to instruct your broker, bank, or other nominee to vote your shares by executing and returning the enclosed WHITE proxy card or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card.

What is the effect of abstentions and broker non-votes?
Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as “votes cast” either in favor of or against a particular proposal. To the extent broker non-votes arise in the limited circumstances noted above, such broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as “votes cast” either in favor of or against a particular proposal.

Who pays for the preparation of this Proxy Statement?
The Company will pay the cost of proxy solicitation, including the cost of preparing, assembling and mailing the WHITE proxy materials. In addition to the use of mail, the Company’s employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, telegraph, the Internet, e-mail, newspapers and other publications of general distribution. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. In addition, Exhibit A sets forth information pertaining to certain of the Company’s officers, directors, and employees who are considered to be “participants” in the Company’s solicitation of proxies under SEC rules. These “participants” will receive no additional or special compensation for such work. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the WHITE proxy materials to their principals and to request authority for the execution of proxies, and the Company will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. The Company will compensate only independent third-party agents that are not affiliated with the Company but who solicit proxies. As a result of the proxy solicitation by Land & Buildings, we will incur additional costs in connection with the solicitation of proxies.
We have retained Georgeson LLC, a third-party solicitation firm, to assist in the distribution of the WHITE proxy materials and solicitation of proxies on our behalf for an estimated fee of $[ ] plus reimbursement of certain out-of-pocket expenses. Georgeson LLC expects that approximately 25 of their employees will assist in the solicitation. The aggregate expenses incurred by the Company to date in furtherance of, or in connection with, the solicitation are approximately $[ ]. We anticipate that our total expenditures will be approximately $[ ]. The actual amount of expenditures could be higher or lower depending upon the facts and circumstances arising in connection with this solicitation.

What does it mean if I receive more than one proxy statement or proxy card?
If you receive multiple copies of this Proxy Statement or the accompanying WHITE proxy card, your common shares may be registered in more than one name or in different accounts. Please follow the voting instructions on your WHITE proxy card or WHITE voting instruction form, as applicable, to ensure that all of your common shares are voted. In addition, since Land & Buildings has nominated Mr. Litt for election as a director at the Annual Meeting, we will likely conduct multiple mailings prior to the Annual Meeting to ensure stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted.

Who can I contact if I have questions about the Annual Meeting?	Stockholders who have questions about deciding how to vote should contact their financial, legal or professional advisors. For any queries referencing information in this Proxy Statement or in respect of voting your common shares, please call Georgeson LLC at 866-766-8108 or email FirstIndustrial@Georgeson.com.

Where can I find the voting results of the Annual Meeting?	We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

The date of this Proxy Statement is [ ], 2026.

BACKGROUND OF THE SOLICITATION
The Company regularly engages with its stockholders, and from time to time over the past several years, has met with Mr. Litt and other representatives of Land & Buildings Capital Growth Fund, LP (together with its affiliates, “Land & Buildings”) (including at the request of Land & Buildings) to discuss the Company and answer questions.

The following summary details the significant communications between the Company and Land & Buildings beginning in November 2025, when Land & Buildings submitted the nomination notice described below, through the date of this Proxy Statement. This summary does not purport to catalog every conversation among members of the Board of Directors, the Company’s management and the Company’s advisors on the one hand, and representatives of Land & Buildings and its advisors on the other hand, relating to Land & Buildings’ solicitations.
The Nominating and Corporate Governance Committee and the Board of Directors have consistently focused on ensuring that the Board of Directors consists of individuals who will help the Company drive shareholder value. Towards that end, both the Nominating and Corporate Governance Committee and the Board of Directors regularly reviews the mix of skills on the Board of Directors to ensure that the Board of Directors pursue potential director candidates who would be additive.
On November 28, 2025, without prior notice to the Company, Land & Buildings delivered to the Company notice of its intent to nominate its Founder and Managing Principal, Jonathan Litt, for election to the Board of Directors at the Annual Meeting. In the notice, Land & Buildings disclosed that it and the anticipated participants in its solicitation beneficially owned an aggregate of 771,061 shares of Common Stock.
On December 4, 2025, Land & Buildings issued a press release and related presentation materials, which outlined its view that shares of the Company’s Common Stock traded at a discount relative to net asset value and its closest public peers, and urged the Company to take actions to address the perceived discount. In its press release, Land & Buildings stated its view that the Company’s portfolio transformation over the past decade has “substantially upgrad[ed] [its] asset quality” such that its portfolio quality “[rivals] its peers across a variety of key metrics” but that investors lack an appreciation of the transformation, resulting in upside in the Company’s share price to underlying asset value.
On December 17, 2025, Matthew S. Dominski, who serves as Chair of the Board of Directors and as a member of the Nominating and Corporate Governance Committee, H. Patrick Hackett, Jr., who serves as Chair of Compensation Committee and Peter E. Baccile, who serves as the Company’s Chief Executive Officer and a member of the Board of Directors, along with certain members of the Company’s senior management team, held a videoconference call with Mr. Litt and Craig Melcher, Principal and Co-Founder of Land & Buildings, to discuss the press release and presentation materials that Land & Buildings issued on December 4, 2025. The attendees also discussed Land & Buildings’ goals with respect to its nomination of Mr. Litt for election to the Board of Directors. Mr. Dominski indicated that the Nominating and Corporate Governance Committee would consider Mr. Litt consistent with the Nominating and Corporate Governance Committee’s process of evaluating director candidates.
After the meeting, Mr. Litt was provided the Company’s director questionnaire and, prior to the interview, Mr. Litt completed such questionnaire and provided his resume.
On January 14, 2026, all three members of the Nominating and Corporate Governance Committee, Marcus L. Smith (then-Chair of the Nominating and Corporate Governance Committee), Mr. Dominski and Denise A. Olsen, interviewed Mr. Litt. During the meeting, Mr. Litt reported that although he had submitted a notice to nominate himself, he was not insisting on being a Director of the Company and that he was aware of other individuals that he would support as additions to the Board of Directors. Mr. Litt mentioned several possible names that could be considered by the Nominating and Corporate Governance Committee, although Mr. Litt stated that he had not spoken to these individuals about their interest in the Company.
On January 29, 2026, Mr. Baccile and Mr. Dominski spoke with Mr. Litt by teleconference and indicated that the Nominating and Corporate Governance Committee did not intend to recommend that the Board of Directors appoint or nominate Mr. Litt for election as director. In response, Mr. Litt suggested that the Nominating and Corporate Governance Committee interview two additional individuals for consideration (the “Additional Land & Buildings Candidates”). During this meeting, Mr. Baccile and Mr. Dominski informed Mr. Litt that the Nominating and Corporate Governance Committee and the Board of Directors had already interviewed and was considering adding an individual to the Board of Directors who possessed a skillset that Mr. Baccile and Mr. Dominski believed the Company’s stockholders, including Mr. Litt, would find additive. Mr. Litt indicated that he would like the Company to consider the individuals that he had previously mentioned and the Company agreed to do so.

Shortly thereafter, also on January 29, 2026, counsel for the Company spoke with counsel for Land & Buildings by teleconference to obtain additional detail regarding the Additional Land & Buildings Candidates including their contact information.
On February 2, 2026, the Company delivered to each of the Additional Land & Buildings Candidates the Company’s director questionnaire, in substantially the same form as the questionnaires that were delivered to all director nominees, and contacted the Additional Land & Buildings Candidates to schedule interviews. On February 6, 2026, the Nominating and Corporate Governance Committee interviewed each of the Additional Land & Buildings Candidates separately, each of whom provided a completed questionnaire prior to the interview.
Following the completion of its meetings, the Nominating and Corporate Governance Committee considered and discussed the qualifications, judgment, experience, independence, and understanding of the Company’s business and other attributes of all candidates it had interviewed. In comparing the candidates, the Nominating and Corporate Governance Committee considered biographical, professional, and other applicable information, as well as feedback following the Nominating and Corporate Governance Committee interviews. Following discussion, the Nominating and Corporate Governance Committee unanimously determined that it would recommend to the Board of Directors to not expand the Board of Directors at this time and to continue the Nominating and Corporate Governance Committee’s work to (i) consider whether to add a director in the future; and (ii) if so, to add a Director that would be additive to the skills and experience of the Board of Directors. The Nominating and Corporate Governance Committee determined that, given the composition of the Company’s existing Board of Directors, Mr. Litt and the Additional Candidates did not bring qualifications, skills and expertise to the Board of Directors that were additive.
On February 17, 2026, Mr. Dominski had a telephone call with Mr. Litt during which Mr. Dominski informed Mr. Litt of the Nominating and Corporate Governance Committee’s determination. Mr. Dominski informed Mr. Litt that the Company was still in the process of potentially adding a new director to the Board of Directors, and that the Board of Directors was willing to further discuss this potential new candidate with Mr. Litt. Mr. Litt informed Mr. Dominski he intended to proceed with his self-nomination.
Following the discussion, the Nominating and Corporate Governance Committee formally recommended to the Board of Directors to not expand the Board of Directors at this time. Thereafter, the Board of Directors unanimously accepted the recommendations of the Nominating and Corporate Governance Committee.
On February 26, 2026, Land & Buildings published via press release a letter to stockholders of the Company and announced its intention to solicit proxies in favor of Mr. Litt at the Annual Meeting.
On February 27, 2026, the Company filed its preliminary Proxy Statement in connection with the annual meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Pursuant to the Company’s charter, the maximum number of members allowed to serve on the Company’s Board of Directors is twelve. The Board of Directors currently consists of six seats. Each of the directors is serving for a term of one year and until such director’s successor is duly elected and qualified. The Company’s Nominating/Corporate Governance Committee identifies and recommends individuals for service on the Board of Directors, and the Board of Directors then either approves or rejects in whole all of such nominees.

Our Board of Directors does NOT endorse the election of the Land & Buildings nominee, Jonathan Litt, and urges you to vote “FOR” only the nominees recommended by our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith.
You can best support the Company—and ensure our continued progress—by following the instructions on the WHITE proxy card or WHITE voting instruction form to vote “FOR” the nominees recommended by our Board of Directors: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith. Our Board of Directors urges you to disregard any materials and NOT to sign, return or vote using any [color] proxy card sent to you by or on behalf of Land & Buildings, even as a protest vote.

The Board of Directors has nominated Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith to serve as directors (collectively, the “Nominees”). All of the Nominees are currently serving as directors of the Company. Each of the Nominees has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend.
John E. Rau served as a director of the Company since June 1994 and as Lead Independent Director since January 2016 until his passing in April 2025. He brought decades of leadership experience from the financial, academic and corporate sectors. The Board of Directors is deeply grateful for Mr. Rau’s longstanding service, strategic insight and dedication to the Company.
The votes cast “For” a nominee must exceed the votes cast “Against” the nominee for the nominee to be elected. Neither abstentions nor broker non-votes, if any, will have any legal effect on whether this proposal is approved as they do not count as votes cast for such matter.
VOTES REQUIRED
As described previously, Land & Buildings has notified the Company of its intention to nominate its Founder and Managing Principal, Jonathan Litt, to stand for election as a director at the Annual Meeting in opposition to the nominees recommended by the Board of Directors. As a result, assuming Mr. Litt is in fact nominated for election at the Annual Meeting and such nomination has not been withdrawn by Land & Buildings, a plurality of the common shares voting in person or by proxy is required to elect each of the 6 nominees for director. A plurality means that the 6 nominees receiving the largest number of votes cast (“FOR”) by holders of common shares will be elected. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.
For the purposes of determining the number of votes cast, only the common shares voting “FOR” or “WITHHOLD”, are counted. There is no minimum or maximum number of shares that must be cast for, or withheld from, any candidate nominated for election in order for that nominee to be elected. The 6 nominees receiving the greatest number of “FOR” votes will form the Board of Directors following the Annual Meeting.
As a result, any shares not voted “FOR” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote (i) “FOR” a director nominee or (ii) “WITHHOLD” for a director nominee.

Note that if your common shares are held by a broker or nominee, such broker or nominee will not have authority to exercise their discretion to vote your common shares on Proposal 1 unless you provide instructions to them regarding how you would like your common shares to be voted. If such broker or nominee does not receive such instructions, and as a result, is unable to vote your common shares on Proposal 1, this will result in a broker non-vote.
For purposes of this proposal, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the number of votes necessary for the election of each of the nominated directors.
If an undervote (that is, voting “FOR” with respect to fewer than six nominees on Proposal 1) occurs on a registered stockholder’s WHITE proxy card, the shares represented by that WHITE proxy card will only be voted as marked. No discretionary authority is available to vote shares represented by an undervoted proxy card for the remaining director seats up for election.
If an overvote (that is, voting “FOR” with respect to more six nominees on Proposal 1) occurs on a registered stockholder’s WHITE proxy card, the shares represented by that WHITE proxy card will be invalid and will not be counted on Proposal 1. Votes on other matters on that WHITE proxy card can be counted, including for purposes of determining a quorum. However, depending on the broker, bank, or other nominee through which you hold your shares, your votes on all other proposals before the Annual Meeting may also be invalid and not counted.
BOARD RECOMMENDATION
Our Board recommends a vote “FOR” the election of Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith on the WHITE proxy card or WHITE voting instruction form.
As described previously, Land & Buildings has notified us that it intends to nominate its Founder and Managing Principal, Jonathan Litt, for election as a director at the Annual Meeting in opposition to certain of the nominees recommended by our Board of Directors. As a result, assuming Mr. Litt is in fact nominated for election at the Annual Meeting and such nomination has not been withdrawn by Land & Buildings, the number of director nominees will exceed the number of directors to be elected at the Annual Meeting. Accordingly, the six director nominees receiving the greatest number of votes cast “FOR” their election will be elected.
Our Board does NOT endorse the individual nominated by Land & Buildings, Jonathan Litt, and unanimously recommends that you vote “FOR” the election of the individuals nominated by our Board: Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith. Our Board of Directors urges you to disregard any materials and NOT to sign, return or vote using any [color] proxy card or [color] voting instruction form sent to you by or on behalf of Land & Buildings, even as a protest vote. Voting to “WITHHOLD” with respect to Mr. Litt on a [color] proxy card or [color] voting instruction form sent to you by Land & Buildings is NOT the same as voting for the nominees recommended by our Board because a vote to “WITHHOLD” on a [color] proxy card or [color] voting instruction with respect to Mr. Litt will revoke any WHITE proxy card that you have previously submitted.
If you have already voted using a proxy card or voting instruction form sent to you by Land & Buildings, you can revoke it by: (i) filing a written revocation with the Secretary of the Company at the address of the Company set forth above, (ii) authorizing a proxy again on the Internet or by telephone (only the latest Internet or telephone proxy will be counted) as described above, (iii) properly executing and delivering a WHITE proxy card by mail, or (iv) by participating in, and voting electronically at, the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote electronically whether or not a proxy has been previously given, but the participation (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. “Street name” stockholders who wish to vote electronically during the Annual Meeting will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting. To change your vote or revoke your proxy, follow the instructions provided on the WHITE proxy card to do so online or by telephone. If you need any assistance with voting your shares, please contact our proxy solicitor, Georgeson LLC, at 866-766-8108 or email FirstIndustrial@Georgeson.com.
You may receive solicitation materials from Land & Buildings, including proxy statements and [color] proxy cards or [color] voting instruction forms. Information about Land & Buildings’ Nominee may be found in Land & Buildings’ proxy statement. We are not responsible for the accuracy or completeness of any information provided by or relating to Land & Buildings or its nominee contained in the solicitation material filed or disseminated by or on behalf of Land & Buildings or any other statements that Land & Buildings may make.

If you are a registered stockholder and you sign, date and return your WHITE proxy card or vote by telephone or over the Internet as instructed on the enclosed WHITE proxy card but, in each case, do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of Messrs. Baccile, Dominski, Hackett, Jr., and Smith and Mmes. Bazemore and Olsen. If you are a non-registered stockholder and you do not give voting instructions to your broker or nominee using the WHITE voting instruction form, your broker will leave your shares unvoted on this matter.

The Board of Directors recommends a vote FOR each of the Nominees recommended by the Board.

If you have any questions or require assistance with voting your shares, please contact our proxy solicitation firm, Georgeson LLC
51 West 52nd Street, 6th Floor
New York, NY 10019
Stockholders may call toll-free at 866-766-8108 or email FirstIndustrial@Georgeson.com
Banks and brokers may call collect at 866-766-8108

INFORMATION REGARDING THE DIRECTOR NOMINEES
The following biographical descriptions set forth certain information with respect to the six Nominees for election as directors and certain executive officers, based on information furnished to the Company by such persons. The following information is as of the Record Date (as defined on page 1) unless otherwise specified.

Peter E. Baccile	Director since 2016 Age: 64

Peter E. Baccile has served as President of the Company since September 2016 and assumed the Chief Executive Officer position in December 2016. He brings more than 30 years of management, real estate and financial expertise to the Company. Prior to joining the Company, he served as Joint Global Head of the Real Estate, Lodging and Leisure Group within UBS Securities, LLC's investment banking division from June 2012 to September 2016. Prior to that, Mr. Baccile served in various senior leadership roles during his 26-year tenure at J.P. Morgan. Most recently, he was Vice Chairman of J.P. Morgan Securities Inc. He also served as Co-Head of the General Industries Investment Banking Coverage Group, which encompassed Real Estate, Lodging, Gaming, Diversified Industrials, Paper Packing and Building Products, and Transportation. Before that, he served as Global Head of J.P. Morgan's Real Estate, Lodging and Gaming Investment Banking Group for 10 years. Mr. Baccile is a member of the National Association of Real Estate Investment Trusts (Nareit), where he serves as a member of the executive board, and The Real Estate Roundtable, where he was past Chairman of the Real Estate Capital Policy advisory committee. He is a past trustee of the International Council of Shopping Centers (ICSC) and the Urban Land Institute (ULI). Mr. Baccile’s extensive experience in real estate management and finance is critical to his ability to lead the Company as its Chief Executive Officer, and is a valuable asset to the Board of Directors. Moreover, as the Company's Chief Executive Officer, Mr. Baccile brings to the Board of Directors his in-depth knowledge of our business, strategy, operations, competition and financial position. Mr. Baccile's membership on the Board of Directors is critical to ensuring appropriate coordination and communication between the Company's executive officers and the Board of Directors.

Board Committee: Investment Committee

Teresa Bryce Bazemore	Director since 2020 Age: 66

Teresa Bryce Bazemore has been a director of the Company since May 2020 and Chairperson of the Audit Committee since May 2023. Ms. Bazemore served as the President and Chief Executive Officer of Federal Home Loan Bank of San Francisco from March 2021 through June 2024. From July 2008 through April 2017, she served as President of Radian Guaranty Inc., a subsidiary of Radian Group Inc. (NYSE: RDN), where she led strategic planning, business development and operations of Radian Guaranty’s mortgage insurance business line and information technology and governmental affairs for Radian Group. From October 2006 to July 2008, she also served in various capacities with Radian Group, including Executive Vice President, General Counsel,

Corporate Secretary and Chief Risk Officer. From June 2000 to May 2006, Ms. Bazemore was Senior Vice President, General Counsel and Secretary of Nexstar Financial Corporation. From March 1997 to June 2000, she served as General Counsel of the mortgage banking line of business at Bank of America (NYSE: BAC). Ms. Bazemore presently serves on the Board of Directors of T. Rowe Price Funds, Anza Mortgage Insurance Company, the Public Media Company (and serves as chair of the advisory board of the Public Media Bridge Fund, a subsidiary of the Public Media Company), The Gift Collaborative of Black Theological Education & Black Faith Traditions, and the Southern California Chapter of the International Women's Forum currently serving as Assistant Treasurer. She also serves on the Board of Directors of the National Housing Conference. She formerly served on the Board of Directors of the Federal Home Loan Bank of Pittsburgh and Chimera Investment Corporation (NYSE: CIM). Ms. Bazemore previously served on the Board of Trustees of the University of Virginia Foundation, for which she also served as the Chair of the Audit Committee, and formerly served as an Advisory Board member of the University of Virginia Center for Politics on which she is now an emeritus member. Ms. Bazemore holds a B.A. from the University of Virginia and a J.D. from Columbia University. Ms. Bazemore’s extensive legal, financial and operational experience in the banking and real estate industries is a valuable asset to the Board of Directors and the Company’s Audit Committee, and we have deemed her to be an “audit committee financial expert.”

Board Committees: Audit Committee, Compensation Committee

Matthew S. Dominski	Director since 2010 Age: 71

Matthew S. Dominski has been a director of the Company since March 2010 and the Chairman of the Board of Directors since July 2020. He previously served as a director of CBL & Associates Properties, Inc., a shopping mall real estate investment trust in the United States, from 2005 to 2021. From 1993 through 2000, Mr. Dominski served as Chief Executive Officer of Urban Shopping Centers ("Urban"), formerly one of the largest regional mall property companies in the country and a publicly-traded real estate investment trust. Following the purchase of Urban by Rodamco North America in 2000, Mr. Dominski served as Urban's President until 2002. In 2003, Mr. Dominski formed Polaris Capital, LLC, a Chicago, Illinois-based real estate investment firm of which he was joint owner through 2013. From 1998 until 2004, Mr. Dominski served as a member of the Board of Trustees of the International Council of Shopping Centers (ICSC). Mr. Dominski's extensive experience leading other public and private real estate companies, both as a senior executive and a director, is a valuable asset to the Board of Directors.

Board Committees: Compensation Committee, Investment Committee, Nominating/Corporate Governance Committee

H. Patrick Hackett, Jr.	Director since 2009 Age: 74

H. Patrick Hackett, Jr. has been a director of the Company since December 2009. Mr. Hackett is the principal of HHS Co., an investment company located in the Chicago area. Previously, he served as the President and Chief Executive Officer of RREEF Capital, Inc. and as principal of The RREEF Funds, an international commercial real estate investment management firm. Mr. Hackett taught real estate finance at the Kellogg Graduate School of Management for many years and also served on the real estate advisory boards of Kellogg and the Massachusetts Institute of Technology. He currently chairs the board of Wintrust Financial Corporation (NASDAQ: WTFC) and is a former trustee of Northwestern University. Mr. Hackett provides the Board of Directors with valuable real estate investment and finance expertise.

Board Committees: Compensation Committee, Investment Committee

Denise A. Olsen	Director since 2017 Age: 60

Denise A. Olsen has been a director of the Company since November 2017 and served as the Chairperson of the Compensation Committee from May 2020 to May 2023. Ms. Olsen is a seasoned board member and accomplished business building executive who leverages expertise gained from 30 years in the investment management industry across the private and public markets of real estate, data infrastructure, credit, and liquid alternatives. She advises investment managers across the alternative investment landscape to develop and implement strategic growth solutions. Ms. Olsen is a board member of First Industrial Realty Trust (NYSE: FR), PRP Real Assets and Claros Mortgage Trust, Inc. Ms. Olsen also serves on the Investment Advisory Committee of The Harry and Jeanette Weinberg Foundation, and is a member of Bain and Company’s expert advisory network. Formerly, she was a board member of CyrusOne, Inc. (Nasdaq: CONE), which was acquired by KKR and GIP in a $15 billion public-to-private transaction in 2022. Ms. Olsen’s career spanned over 25-years at GEM Realty Capital, an integrated investment management company that invests in diversified real estate opportunities across the private and public markets. At GEM, Ms. Olsen was a senior partner leading business development and capital formation activities and was a longstanding member of the investment committee. Previously, Ms. Olsen had investment roles at JMB Realty Corporation and EVEREN Securities. Ms. Olsen received her Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania. She served on the Executive Committee of the Zell Lurie Real Estate Center for ten years and continues to lecture and mentor at Wharton, University of Chicago, Yale and other academic institutions. Ms. Olsen's financial expertise is valuable to the Company's Audit Committee, on which she currently serves, and we have determined her to be an "audit committee financial expert."

Board Committees: Audit Committee, Investment Committee, Nominating/Corporate Governance Committee

Marcus L. Smith	Director since 2021 Age: 59

Marcus L. Smith has been a director of the Company since February 2021. Since 2017, Mr. Smith has served as a director for MSCI Inc. (NYSE: MSCI). He currently serves as a Trustee for certain Eaton Vance funds. Mr. Smith's previous board service also includes serving on the Board of Directors of NYSE listed DCT Industrial (DCT) from 2017 to 2018 when it was acquired by Prologis Inc. (PLD). Previous to his board service, Mr. Smith retired from a 23-year career at MFS Investment Management where he managed the MFS International Equity Fund (MIEIX) for 17 years and the MFS Concentrated International Fund for 10 years. During his tenure, the MFS International Equity portfolio grew from $120 million to $24 billion, the portfolio received the

Lipper Award in 2005 and 2010 for Best 3-year performance of 359 Large Capitalization international portfolios. In addition to his portfolio management duties, Mr. Smith served as Chief Investment Officer, Canada from 2012 to 2017, Chief Investment Officer, Asia from 2010 to 2012, Director of Asian Equity Research (Singapore based) from 2005 to 2010. Mr. Smith served on the MFS Equity Management committee from 2005 to 2017. Prior to joining MFS, Mr. Smith was a senior consultant at Accenture, working within their Financial Services Group. Mr. Smith served as a United States Army Reserve Officer from 1987 to 1992. Mr. Smith earned a Bachelor of Science, Cum Laude, in Computer Science from the University of Mount Union and a Masters of Business Administration from The Wharton School, University of Pennsylvania. Mr. Smith’s experience in the financial services sector and director service for other public companies are valuable assets to the Board of Directors, and we have determined him to be an "audit committee financial expert."

Board Committees: Audit Committee, Investment Committee, Nominating/Corporate Governance Committee

BOARD COMPOSITION
Assuming each of the Nominees is elected to serve, the average age of our Board of Directors will be 66, five of the six directors will be independent, and the Board’s tenure will consist of three directors with nine or more years of service and and three directors with less than nine years of service.
NOMINATION OF DIRECTORS
The Nominating/Corporate Governance Committee recommends individuals for election as directors at the Annual Meeting of Stockholders of the Company and in connection with any vacancy that may occur on the Board of Directors. In turn, the Board of Directors either approves by a majority vote all of the nominations so recommended by the Nominating/Corporate Governance Committee or rejects all of the nominations, in each case in whole, but not in part. In the event that the Board of Directors rejects the recommended nominations, the Nominating/Corporate Governance Committee develops a new recommendation.
The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders of the Company. In order for a stockholder to nominate a candidate for election as a director at an Annual Meeting, proper notice must be given in accordance with the Company’s Bylaws and applicable SEC regulations to the Secretary of the Company. Pursuant to the Company’s Bylaws and applicable SEC regulations, such notice of a director nominee must be provided to the Secretary of the Company not more than 150 days and not less than 120 days prior to the first anniversary of the date the Company’s proxy statement for the prior year’s Annual Meeting of Stockholders was released to stockholders. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.
In general, it is the Nominating/Corporate Governance Committee’s policy that, in its judgment, its recommended nominees for election as members of the Board of Directors of the Company must, at a minimum, have business experience of a breadth, and at a level of complexity, sufficient to understand all aspects of the Company’s business and, through either experience or education, have acquired such knowledge as is sufficient to qualify as financially literate. In addition, recommended nominees must be persons of integrity and be committed to devoting the time and attention necessary to fulfill their duties to the Company. While the Nominating/Corporate Governance Committee has not adopted a formal diversity policy, the Company values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience. As part of the nomination process, the Company endeavors to have a diverse Board of Directors representing a range of experiences in areas that are relevant to the Company’s business and the needs of the Board of Directors from time to time, and the Nominating/Corporate Governance Committee and the Board of Directors considers highly qualified candidates, including women and minorities.

The Nominating/Corporate Governance Committee may identify nominees for election as members of the Board of Directors through its own sources (including through nominations by stockholders made in accordance with the Company’s Bylaws), through sources of other directors of the Company, and through the use of third-party search firms. Subject to the foregoing minimum standards, the Nominating/Corporate Governance Committee will evaluate each nominee on a case-by-case basis, assessing each nominee’s judgment, experience, independence, understanding of the Company’s business or that of other related industries, and such other factors as the Nominating/Corporate Governance Committee concludes are pertinent in light of the current needs of the Company’s Board of Directors.
Each member of the Nominating/Corporate Governance Committee is, in the judgment of the Board of Directors, independent as required by the listing standards of the NYSE.
John E. Rau served as the Chair of the Nominating/Corporate Governance Committee from January 2025 until his passing in April 2025 and was, in judgment of the Board of Directors, independent as required by the listing standards of the NYSE.
CORPORATE GOVERNANCE
The Board of Directors. The Board of Directors currently consists of six seats. In considering the independence of its members, the Board of Directors applies the independence standards and tests set forth in Sections 303A.02(a) and (b) of the Listed Company Manual of the NYSE. Applying such standards, the Board of Directors has affirmatively determined that each of Messrs. Dominski, Hackett and Smith and Mses. Bazemore and Olsen, who collectively constitute a majority of the current members of the Board of Directors, are independent directors. Mr. Rau, who passed away in April 2025, was an independent director during his service on the Board in 2025.
The Board of Directors held five meetings and acted six times by written consent during 2025. Each of the directors serving in 2025 attended at least 75% of the total number of meetings of the Board of Directors and of the respective committees of the Board of Directors of which such director was a member, in each case held during the period for which he or she was serving as a director. Although the Company does not have a formal policy regarding director attendance at Annual Meetings of Stockholders, all of the directors then-serving attended the 2025 Annual Meeting of Stockholders. During 2025, Mr. Dominski, in his capacity as Chairman of the Board, presided at meetings of all of the directors. From January 2025 through his passing in April 2025, Mr. Rau, in his capacity as Lead Independent Director, presided at all meetings and executive sessions of our independent directors. Since Mr. Rau’s passing in April 2025, Mr. Dominski has served as the Chair of the Nominating/Corporate Governance Committee and Lead Independent Director, until Mr. Smith took over as Chair of the Nominating/Corporate Governance Committee in November 2025.
The Board of Directors has adopted Corporate Governance Guidelines to reflect the principles by which it operates and has adopted a Code of Business Conduct and Ethics, which includes the principles by which the Company expects its employees, officers and directors to conduct Company business. The Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the charters of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee of the Board of Directors, are accessible at the Investors page of the Company’s website at www.firstindustrial.com and are available in print free of charge to any stockholder or other interested party who requests them. The Company intends to post on its website amendments to, or waivers from, any provision of the Company’s Code of Business Conduct and Ethics. The Company also posts or otherwise makes available on its website from time to time other information that may be of interest to investors and other interested parties. However, none of the information provided on the Company’s website is part of the proxy solicitation material.
Board Leadership Structure. Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective management oversight and a fully engaged, highly functioning Board of Directors. Our key objective in establishing the structure of the Board of Directors is to strengthen the independence and general role of the Board of Directors with appropriate checks and balances on the power, actions and performance of our Chief Executive Officer.

CORPORATE RESPONSIBILITY HIGHLIGHTS

SUSTAINABILITY

The Company is focused on building and maintaining a socially responsible and sustainable business that succeeds by delivering long-term value for our stockholders. We continuously look for new and better ways to minimize our environmental impacts as well as that of our tenants. Recent sustainability highlights are:
•In our LEED (Leadership in Energy and Environmental Design) volume program, which streamlines the certification process, we successfully certified six buildings totaling 0.5 million square feet comprised of three buildings in Orlando and one each in Miami, Southern California and Northern California
•First Industrial properties with LEED certifications totaled 6.8 million square feet at year end 2025
•Continued to be recognized at the Gold level for the Green Lease Leaders program for the Department of Energy’s Better Buildings Alliance and the Institute for Market Transformation

COMMUNITY

The Company has a strong corporate culture and a long-standing tradition of supporting worthy causes in its community and partnering with high quality and ethical supply chains. Social responsibility and engagement is an integral part of our business, as we are committed to developing and maintaining strong relationships with our customers, business partners, investors and the communities in which we operate and invest. In addition, we aim to provide a positive work environment for our employees by offering proper compensation, quality benefit offerings and career training and growth opportunities. Community highlights include:
•Employee recognition program with quarterly and annual awards
•Employee tuition reimbursement program
•The Company hosted 15 charity events in 2025
•The Company supports “First Network,” a group sponsoring events that focus on career development, health and wellness, and social engagement
•The Company provides two days of paid time off for community service for employees to serve worthy organizations of their choice
•Employee Code of Conduct and Ethics, Vendor Code of Conduct and Ethics and Human Rights policy in place to advance ethical business practices internally and with our partners and suppliers

GOVERNANCE

The Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics to reflect the principles by which it operates, including a company-wide commitment to integrity, ethics, and transparency. Key governance practices and policies include:
•Annual election of directors
•Regular executive sessions of non-management directors
•Stockholders have the power to amend the Company’s bylaws
•Separate Chairman and Chief Executive Officer
•Risk oversight by full Board of Directors and committees
•Annual board and committee self-assessment
•Mandatory director and executive officer share ownership requirements
•Anti-hedging and anti-pledging policy of shareholdings by directors and employees
•Clawback policy for incentive compensation in the event of a financial restatement
•Audit Committee oversight of the Company’s corporate policies with respect to risk reduction associated with climate risk and corporate responsibility, and internal controls with respect to cybersecurity

For more information on our corporate responsibility and sustainability initiatives, a copy of our Corporate Responsibility Report can be found on our website at www.firstindustrial.com/responsibility.

BOARD OVERSIGHT OF RISK MANAGEMENT
The Board of Directors oversees the business of the Company and our stockholders’ interests in the long-term financial strength and overall success of the Company’s business. In this respect, the Board of Directors is responsible for overseeing the Company’s risk management. The Board of Directors delegates many of these functions to the Board’s committees. Each committee of the Board of Directors is responsible for reviewing the risk exposure of the Company related to the committees’ areas of responsibility and providing input to the Board of Directors on such risks. The Board of Directors and its committees regularly review material strategic, operational, financial, compensation and compliance risks with management.
For example, under its charter, the Audit Committee is required to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to stockholders, the systems of internal controls that management and the Board of Directors have established and the audit process. The Audit Committee is responsible for facilitating communication between the Company’s independent auditors and the Board of Directors and management, and for reviewing with the independent auditors the adequacy of the Company’s internal controls. The Audit Committee also reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and the Company’s cybersecurity risk exposure and mitigation efforts. The Audit Committee is also responsible for the oversight of the Company’s internal control systems with respect to information technology security and for the Company’s policies, initiatives and disclosures with respect to the risk of corporate responsibility and climate risk.
Similarly, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior consistent with the Company’s long-term business strategy. We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has focused on aligning our compensation policies with our stockholders’ long-term interests and avoiding short-term rewards for management or awards that encourage excessive or unnecessary risk taking. For example, a substantial amount of compensation provided to the Company’s executive officers is in the form of equity awards for which the ultimate value of the award is tied to the Company’s stock price and which awards are subject to long-term vesting schedules, thereby aligning the Company’s executive officers’ interests with those of our stockholders. In addition, annual cash and equity bonuses provided to management under the 2025 Employee Bonus Plan (as defined on page 34) were contingent, among other factors, upon the Company’s satisfaction of prescribed levels of Funds From Operations (“FFO”) and cash same store net operating income (“NOI”) growth. Because these awards are directly tied to increased financial performance and stock price, in line with our stockholders’ interests, we believe that none of these types of awards contribute to excessive or unnecessary risk taking.
COMMUNICATIONS BY STOCKHOLDERS AND OTHER INTERESTED PARTIES
Stockholders of the Company and other interested parties may send communications to the Board of Directors as a whole, to its individual members, to its committees or to its independent members as a group. Communications to the Board of Directors as a whole should be addressed to “The Board of Directors”; communications to any individual member of the Board of Directors should be addressed to such individual member; communications to any committee of the Board of Directors should be addressed to the chair of such committee; and communications to independent members of the Board of Directors as a group should be addressed to the Lead Independent Director. In each case, communications should be further addressed “c/o First Industrial Realty Trust, Inc., One North Wacker Drive, Suite 4200, Chicago, Illinois 60606.” All communications will be forwarded to their respective addressees. If a stockholder marks their communication “Confidential,” such communication will be forwarded directly to the addressee.

BOARD COMMITTEES
The Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating/Corporate Governance Committee. Mr. Rau was Chair of the Nominating/Corporate Governance Committee until his passing in April 2025. The Board of Directors appointed Mr. Dominski to chair the Nominating/Corporate Governance Committee in April 2025. In November 2025, Mr. Smith succeeded Mr. Dominski as Chair of the Nominating/Corporate Governance Committee.

Audit Committee
Members: Teresa Bryce Bazemore (Chair) Denise A. Olsen Marcus L. Smith Number of Meetings in 2025: 5 All members are “audit committee financial experts” as defined by the rules of the SEC

The Board of Directors has established an Audit Committee composed exclusively of independent directors. The Audit Committee assists the Board of Directors in overseeing, among other things:
•the financial accounting and reporting processes of the Company;
•the adequacy and effectiveness of the Company’s internal control over financial reporting, information technology systems and cybersecurity risk management;
•the appointment, compensation and oversight of the Company’s independent public accountants;
•the independent public accountants’ audit plan, audit scope and the results of the annual audit engagement;
•the independence of the independent public accountants;
•the Company’s enterprise risk management processes;
•the performance of the Company’s internal audit function; and
•the Company’s corporate policies, initiatives and disclosures with respect to corporate responsibility and risk of extreme weather events.
Each member of the Audit Committee is, in the judgment of the Company’s Board of Directors, independent as required by the listing standards of the NYSE and the rules of the SEC and is financially literate, knowledgeable and qualified to review financial statements.

Compensation Committee
Members: H. Patrick Hackett, Jr. (Chair) Teresa Bryce Bazemore Matthew S. Dominski Number of Meetings in 2025: 4

The Board of Directors has established a Compensation Committee composed exclusively of independent directors. The principal functions of the Compensation Committee are to:
•annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives and determine and approve the CEO's compensation based on this evaluation;
•review and approve the compensation and benefits of our executive officers and members of the Board of Directors;
•administer and authorize grants under the First Industrial Realty Trust, Inc. 2024 Stock Incentive Plan (the “2024 Stock Incentive Plan”);
•review the Company's general compensation plans and other employee benefit plans, including the goals and objectives of such plans;
•review and discuss with management the Compensation Discussion and Analysis section of the proxy statement and determine whether to recommend its inclusion in the proxy statement to the Board of Directors;
•produce the annual Compensation Committee Report for inclusion in the proxy statement; and
•administer and interpret the Company’s Clawback Policy applicable to current and former executive officers.
Each member of the Compensation Committee is, in the judgment of the Board of Directors, independent as required by the listing standards of the NYSE and the rules of the SEC.

Investment Committee
Members: H. Patrick Hackett, Jr. (Chair) Peter E. Baccile Matthew S. Dominski Denise A. Olsen Marcus L. Smith Number of Meetings in 2025: 3

The Board of Directors has established an Investment Committee composed of five directors, four of whom are independent directors. The Investment Committee’s primary function is to provide oversight and discipline to the investment process. The Investment Committee oversees implementation of our investment strategy, within parameters set by the Board of Directors, reviews and approves specific transactions and keeps the Board of Directors regularly apprised of our progress and performance with respect to our investment strategy. The Investment Committee’s charter details the required approval authority for various types of transactions, with the level of approval required varying depending on the type of transaction and the dollar amount involved. The Investment Committee oversees the implementation of such approval requirements.

Nominating/Corporate Governance Committee
Members: Marcus L. Smith (Chair) Matthew S. Dominski Denise A. Olsen Number of Meetings in 2025: 2
The Board of Directors has established a Nominating/Corporate Governance Committee comprised exclusively of independent directors. The principal functions of the Nominating and Corporate Governance Committee are to:
•identify and recommend qualified individuals consistent with any criteria approved by the Board of Directors for election as a director to the Board of Directors;
•review and make recommendations for committee appointments to the Board of Directors;
•assist the full Board of Directors in evaluating the effectiveness of the Board of Directors and its committees; and
•develop and oversee the Company’s corporate governance policies.
Each member of the Nominating/Corporate Governance Committee is, in the judgment of the Board of Directors, independent as required by the listing standards of the NYSE.

DIRECTOR COMPENSATION
Compensation of non-employee directors is periodically reviewed by the Compensation Committee of the Board of Directors, which makes any recommendations of compensation changes to the entire Board of Directors. The Company provided the following compensation to our non-employee directors in 2025:
Non-employee directors are not entitled to retirement benefits, incentive compensation or perquisites for their service, although they are reimbursed for their out-of-pocket expenses for meeting attendance.
The Company does not pay additional compensation to directors who are also employees of the Company, such as Mr. Baccile, our Chief Executive Officer. Additionally, no fees are paid for attendance at in-person or telephonic meetings of the Board of Directors and its committees. All cash fees payable to our non-employee directors are paid in quarterly installments.
2025 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total Compensation ($)
Teresa Bryce Bazemore	110,000	119,997	229,997
Matthew S. Dominski	149,706	119,997	269,703
H. Patrick Hackett, Jr.	115,000	119,997	234,997
Denise A. Olsen	96,250	119,997	216,247
John E. Rau (deceased) [2]	32,977	—	32,977
Marcus L. Smith	97,005	119,997	217,002

(1)
Represents 2,522 shares of either restricted stock units or Units (as hereinafter defined), at each director’s election, granted to each director in April 2025 as compensation for 12 months of board service. All such units vest on the earlier of the first anniversary of the grant date or the Company’s next annual stockholder meeting. Amounts are based on the Common Stock price as of the grant date, which was $47.58.

(2)	The amounts reflect fees earned by Mr. Rau through the date of his death.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules.
The Board of Directors believes that its executive compensation program serves the best interests of the Company’s stockholders by not only attracting and retaining talented, capable individuals, but also providing them with proper incentives linked to performance criteria that are designed to maximize the Company’s overall performance. To this end, the Company’s compensation program consists of a mix of compensation that is intended to compensate the Named Executive Officers for their contributions during the year and to reward them for achievements that lead to increased Company performance and increases in stockholder value. Please refer to “Compensation Discussion and Analysis” for a discussion of the compensation of our Named Executive Officers.
We are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include those under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.
This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission under ‘Compensation Discussion and Analysis’ and the compensation tables and the narrative discussion following the compensation tables.”
This advisory proposal will be approved if there is quorum present at the Annual Meeting and the votes cast “For” the proposal exceed the votes cast “Against” the proposal. Neither abstentions nor broker non-votes, if any, will have any legal effect on whether this proposal is approved as they do not count as votes cast for such matter.

The Board of Directors recommends an advisory vote FOR the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
With respect to our fiscal year 2025, First Industrial Realty Trust, Inc.’s executive officers are as follows:

Name	Position	Age
Peter E. Baccile	President and Chief Executive Officer	64
Johannson L. Yap	Chief Investment Officer and Executive Vice President - West Region	63
Scott A. Musil	Chief Financial Officer	58
Peter O. Schultz	Executive Vice President - East Region	63
Jennifer E. Matthews Rice	General Counsel and Secretary	55
The following section sets forth certain background information regarding those persons currently serving as executive officers of the Company, excluding Peter E. Baccile, who is described on page 17 under the heading “Information Regarding the Director Nominees.”

Johannson L. Yap, age 63, has been the Chief Investment Officer of the Company since February 1997 and Executive Vice President – West Region since March 2009. From April 1994 to February 1997, he served as Senior Vice President – Acquisitions of the Company. Prior to joining the Company, Mr. Yap joined The Shidler Group, a former affiliate of the Company, in 1988 as an acquisitions associate, and became Vice President in 1991, with responsibility for acquisitions, property management, leasing, project financing, sales and construction management functions. His professional affiliations include Urban Land Institute and Nareit, and he serves as a member of both the Board of Advisors for the James Graaskamp Center for Real Estate at the University of Wisconsin and the Advisory Board of the Kelley School of Business of the University of Indiana, Center for Real Estate Studies.

Johannson L. Yap

Scott A. Musil, age 58, has been Chief Financial Officer of the Company since March 2011. He served as acting Chief Financial Officer of the Company from December 2008 to March 2011. Mr. Musil also has served as Senior Vice President of the Company since March 2001, Treasurer of the Company since May 2002 and Assistant Secretary of the Company since August 2014. Mr. Musil previously served as Controller of the Company from December 1995 to March 2012, Assistant Secretary of the Company from May 1996 to March 2012 and July 2012 to May 2014, Vice President of the Company from May 1998 to March 2001, Chief Accounting Officer from March 2006 to May 2013 and Secretary from March 2012 to July 2012 and May 2014 to August 2014. Prior to joining the Company, he served in various capacities with Arthur Andersen & Company. Mr. Musil is a non-practicing certified public accountant. His professional affiliations include the American Institute of Certified Public Accountants and Nareit.

Scott A. Musil

Peter O. Schultz, age 63, has been Executive Vice President – East Region of the Company since March 2009. From January 2009 to March 2009, he served as Senior Vice President – Portfolio Management of the Company. From November 2007 to December 2008, he served as a Managing Director of the Company, with responsibility for the Company’s East Region. From September 2004 to November 2007, he served as a Vice President – Leasing of the Company, with responsibility for the Company’s leasing team and asset management plan implementation in the East Region. From January 2001 to September 2004, he served as a Senior Regional Director of the Company, with responsibility for the Company’s portfolio in Eastern Pennsylvania and Southern New Jersey. From March 1998 to December 2000, he served as a Regional Director of the Company, with responsibility for the Company’s portfolio in Eastern Pennsylvania. Prior to joining the Company, Mr. Schultz served as President and Managing Partner of PBS Properties, Inc. from November 1990 to March 1998, prior to which time he was Director of Marketing and Sales for the Pickering Group and Morgantown Properties.

Peter O. Schultz

Jennifer E. Matthews Rice, age 55, has been General Counsel and Secretary of the Company since November 2019. Prior to joining the Company, Ms. Matthews Rice served as Senior Vice President, General Counsel and Secretary of Brandywine Realty Trust (NYSE: BDN) from March 2017 to November 2019, Vice President of Legal Affairs, Interim General Counsel and Secretary from April 2016 to March 2017 and Counsel from October 2012 to March 2016. Ms. Matthews Rice also served as Real Estate Counsel for Exeter Property Group from August 2008 to October 2012 and in several capacities, including General Counsel and Secretary, with Preferred Unlimited, Inc. from February 2004 to July 2008. Prior to that, Ms. Matthews Rice was an attorney in the real estate department of Ballard Spahr Andrews & Ingersoll, LLP. Ms. Rice clerked for the Honorable Ronald D. Castille of the Pennsylvania Supreme Court. She is a graduate of Temple University School of Law and received her Bachelor of Arts from Franklin & Marshall College. She is a member of the National Association of Industrial and Office Properties, the Corporate Governance Council of Nareit, and The Real Estate Roundtable, where she is a member of the Sustainability Policy Advisory Committee. She is barred in Illinois and Pennsylvania.

Jennifer E. Matthews Rice

COMPENSATION DISCUSSION AND ANALYSIS
2025 ACCOMPLISHMENTS
2025 was a successful year for the Company, as we delivered strong operating results and continued to invest in future growth. We executed our strategy by driving long-term cash flow growth and stockholder value through meaningful rent increases, enhancing our portfolio through developing, acquiring and selling select properties and maintaining a strong balance sheet.

Total Shareholder Return

Outperforming
Nareit All Equity REITs Index
55%
30%
18%
27%
19%
2%
1-year
3-year
5-year
FR
FTSE Nareit All Equity REITs Index

Decisions by the Board of Directors on executive compensation are reflective of the Company’s strong performance during the year, including:
•Growing NAREIT FFO per share by 11.7%.
•Growing cash rental rates on new and renewal leasing by 32.2%.
•Growing cash same store NOI by 7.1%(1).
•Maintaining high levels of portfolio occupancy, closing the year at 94.4% in our in-service portfolio.
•Growing our Common Stock dividend by 20.3% in 2025 and increasing the first quarter 2026 dividend to $0.50 per share/unit, a 12.4% increase from 2025’s quarterly rate.
•Purchasing four industrial properties totaling 1.9 million square feet for an aggregate purchase price of $277 million.(2)
•Acquiring a 61-acre development site as well as an income-producing site for an aggregate investment of $26 million.
•Selling seven properties totaling 0.3 million square feet, along with a land parcel, for a total of $42 million.
•Issuing $450 million of 5.25% senior notes due in January 2031, marking the Company’s return to the public debt market for the first time since 2007.
•Amending the Company’s line of credit to increase the borrowing capacity by $100 million to $850 million, eliminate the 10 basis point SOFR adjustment and extend the maturity to March 2029, with two optional six-month extensions.
•Amending the Company’s $200 million term loan to extend the maturity to March 2028, with two optional one-year extensions.
(1)Cash same store NOI growth excludes $4.5 million related to accelerated recognition of tenant improvement reimbursements for the twelve months ended December 31, 2024.
(2)Three of the properties were purchased from a joint venture, and the purchase price is net of $25 million representing the Company’s share of the joint venture’s gain on sale as well as related incentive and development fees.

OBJECTIVES AND DESIGN OF COMPENSATION PROGRAMS
The Company maintains the philosophy that compensation of its executive officers and other employees should serve the best interests of the Company’s stockholders. Accordingly, the Company believes that its executive compensation program should not only serve to attract and retain talented and capable individuals but should also provide them with proper incentives linked to performance criteria that are designed to maximize the Company’s overall performance. To this end, the Company’s compensation program consists of a mix of compensation that is intended to compensate executive officers for their contributions during the year and to reward them for achievements that lead to increased Company performance and increases in stockholder value over the long term.
What We Pay and Why
Following is a summary of (a) the Compensation Committee’s objectives for the compensation of our Named Executive Officers and (b) how the Compensation Committee believes its decisions on executive officer compensation achieve the stated objectives:

OBJECTIVES

•Reward performance and initiative
•Attract, retain and reward executive officers who have the motivation, experience, and skills to continue our track record of profitability, growth and attractive total shareholder return
•Be competitive with other REITs and private companies viewed as competitors for executive talent
•Link compensation with enhancing stockholder value
•Reward for short-term and long-term successes
•Manage institutional risk

HOW OBJECTIVES ARE ACCOMPLISHED

•While we do not employ a formula, base salary generally comprises a minority portion of each Named Executive Officer’s total target compensation.
•A significant portion of each Named Executive Officer’s total target compensation is structured as performance-based compensation using a combination of annual cash bonus, with appropriate caps on those payouts, and long-term incentive equity awards.
•We utilize a variety of objective performance goals that we consider key drivers of value creation to minimize the potential risk associated with over-weighting any particular performance measure. Goals have historically included funds from operations, cash same store net operating income growth, and discretionary objectives.
•The ultimate value of long-term performance-based incentive equity awards is dependent on the Company's total shareholder return as compared to both a REIT index and a select peer group. We think using both performance measures, together with time-based equity awards, provides a balanced approach that compensates for performance but does not motivate excessive risk taking.

THE EXECUTIVE COMPENSATION PROCESS AND THE ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS
The Compensation Committee has the overall responsibility for approving and evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Compensation Committee typically formulates compensation beginning in November of the prior fiscal year and continuing through the first quarter of the applicable fiscal year, by setting salaries and, if applicable, maximum bonuses for the Company’s employees, including those named executive officers listed in the Summary Compensation Table on page 44 (the “Named Executive Officers”). Also, typically in the first quarter of the applicable fiscal year, the Compensation Committee adopts, and the full Board of Directors ratifies, the performance criteria to be used for that year in determining the incentive compensation of the Company’s employees, including the Named Executive Officers, other than those covered by separate plans or agreements. Then, after the end of the applicable fiscal year, the Compensation Committee meets to determine incentive compensation to be paid to the Company’s employees, including the Named Executive Officers, with respect to the year just ended, pursuant to the performance criteria or, as applicable, pursuant to separate plans or agreements. In accordance with such determination, the Committee approves cash bonuses and equity awards.
During the fourth quarter of 2025, our Chief Executive Officer met with the Compensation Committee to present and discuss recommendations with respect to the applicable fiscal year’s salaries and maximum bonuses for the Named Executive Officers, other than himself. Also, in the first quarter of each year, our Chief Executive Officer meets with the Compensation Committee to present and discuss recommendations with respect to incentive compensation for the year just ended. Our Chief Executive Officer does not participate in any decisions or determinations with respect to his own compensation.
Periodically, although not every year, the Company and the Compensation Committee engage the services of outside consultants to evaluate the Company’s executive compensation programs. Consistent with SEC rules, prior to any such engagement, the Company assesses any potential conflicts of interest before retaining the consultant to ensure their independence and objectivity.
The Compensation Committee maintains an on-going relationship with Ferguson Partners Consulting, L.P. (“FPC”). FPC was most recently retained by the Compensation Committee in 2024 to provide certain compensation-related services with respect to executive and director compensation and, as part of its services, FPC helped the Compensation Committee in identifying a peer group to benchmark our Named Executive Officers’ compensation against compensation packages for similarly situated executive officers at comparable companies. It is important to note, however, that this peer group comparison is not the sole determinant in setting pay levels for our Named Executive Officers. Instead, the Compensation Committee views the peer group comparison as one component of its ongoing review of our pay practices. In particular, the Compensation Committee also considers Company and individual performance and the nature of an individual’s role within the Company, as well as their experience in and contributions to their current role, when making its compensation-related decisions. The Compensation Committee did not specifically engage with FPC for services during 2025.
In consultation with FPC, the Compensation Committee identified the following publicly traded equity REITs as peer group companies:

Peer Group Companies
Agree Realty Corporation (ADC) (1)	LXP Industrial Trust (LXP) (2) (3)
Americold Realty Trust, Inc. (COLD) (1) (2)	Omega Healthcare Investors, Inc. (OHI) (1)
Brixmor Property Group Inc. (BRX) (1)	Rexford Industrial Realty, Inc. (REXR) (1) (2) (3)
CubeSmart (CUBE) (1)	STAG Industrial, Inc. (STAG) (1) (2) (3)
EastGroup Properties, Inc. (EGP) (1) (2) (3)	Terreno Realty Corporation (TRNO) (1) (2) (3)
Healthcare Realty Trust Incorporated (HR) (1)	The Macerich Company (MAC) (1)
Kite Realty Group Trust (KRG) (1)
(1)Comparable market capitalization.
(2)Same real estate sector.
(3)Included as a peer in the performance-based award peer group, discussed on page 37.

COMPENSATION HIGHLIGHTS
The Compensation Committee has designed our executive compensation program for our Named Executive Officers to align compensation with their performance and the goals of our stockholder. A significant portion of the compensation of our CEO and other Named Executive Officers is performance-based in the form of variable pay (annual and long-term incentives), which emphasizes our commitment to rewarding only excellent performance. Our compensation decisions in 2025 reflected this approach. The percentage of compensation that was at risk in 2025 for our CEO and the average for our other Named Executive Officers was 86.0% and 80.0%, respectively.
The below table reflects the characteristics of our compensation program for our Named Executive Officers:

Focus on At-Risk Pay	The majority of compensation is performance-based/at-risk pay.

Majority Performance-Based Equity	Equity compensation mix is approximately 65% performance-based and 35% time-based.

Performance Metrics
For the performance-based awards granted in 2025, 54% of performance-based awards are based on performance relative to the “Long-Term Incentive Peer Group” (as defined below) and 46% are based on performance relative to the FTSE Nareit All Equity REITs Index.

Performance Measurement Period	Performance goals are measured based on relative total shareholder return over a 3-year period.

Total Shareholder Return Goals	Total shareholder return metrics are based on a percentile level of performance relative to the companies in the peer group and index.

Annual Cash Bonus Plan	Annual cash bonuses are based on weighted measures of Company performance, including FFO per diluted share/Unit, cash same store NOI growth, and other discretionary objectives.

Base Salary	Base salaries are adjusted from time to time based on market trends and individual performance.

EXECUTIVE COMPENSATION COMPONENTS
The Company’s executive compensation program consists of base salary, incentive bonuses, long-term incentive awards, benefits and perquisites. These components are designed to attract, retain and motivate talented executives. The Compensation Committee places a strong emphasis on equity-based awards to align management’s interests with those of the Company’s stockholders, as the value of these awards is tied to the Company’s common stock.
Base salary provides a fixed level of compensation to the Named Executive Officers in recognition of their services. Adjustments to base salary are generally based on individual performance and prevailing economic conditions. Named Executive Officers, along with other employees, are eligible for benefits such as: term life, short-term and long-term disability insurance, health insurance and 401(k) matching contributions. Additionally, certain executives receive car allowances.
Incentive bonuses, by contrast, are linked to, and are a function of, the achievement of performance criteria that are designed with the intention of incentivizing the Named Executive Officers to maximize the Company’s overall performance. Incentive bonuses are awarded in cash.
The Company’s long-term incentive program includes a combination of performance-based and time-based equity awards. This program is designed to attract and retain high-caliber executives while linking a significant portion of their compensation to the Company’s long-term financial performance, particularly total shareholder return. Executives may choose to receive equity awards in either Common Stock or partnership interests in First Industrial, L.P. (“Units”), which are structured as “profits interests” for U.S. federal income tax purposes. Generally, Units entitle holders to distributions equivalent to dividends on an equivalent number of shares of Common Stock. However, these distributions may be delayed or contingent on vesting. Once vested and meeting the required capital account conditions, Units automatically convert into common partnership units, which may then be exchanged for Common Stock or a cash equivalent, at the Company’s option.
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We have determined that our stockholders should vote on a say-on-pay proposal each year. While the results of each of these votes is non-binding, we believe that presenting this matter to our stockholders annually is an important means of obtaining investor feedback on our compensation policies. The Compensation Committee takes into account the outcome of these votes when considering future compensation decisions and policies.
At our 2025 Annual Meeting of Stockholders, approximately 93% of the votes cast on the compensation of our Named Executive Officers as disclosed in the proxy statement for that meeting were in favor of such compensation. As a result, the compensation of our Named Executive Officers was approved by our stockholders on an advisory basis. This strong level of stockholder support is consistent with our say-on-pay results. Over the past ten Annual Meetings of Stockholders (2016-2025), an average of approximately 94% of votes cast have been in favor of the compensation disclosed in the applicable proxy statement for the applicable annual meeting.

Say-on-Pay Approval

10-Year Average
2016 - 2025

94%

SETTING EXECUTIVE COMPENSATION
Base Salary
The Company provides the Named Executive Officers with base salaries to compensate them for services rendered during the fiscal year. The base salaries of the Named Executive Officers are a function of either the minimum base salaries specified in their employment agreements or the base salary negotiated at the time of an executive’s initial employment, and any subsequent changes to such base salaries approved by the Compensation Committee. In determining changes to such base salaries for any year, the Compensation Committee considers individual performance of the Named Executive Officers in the most recently completed year, including organizational and management development, and leadership exhibited from year-to-year. The Compensation Committee also considers, but does not specifically benchmark compensation to, peer information provided by compensation consultants. The Compensation Committee also considers general economic conditions prevailing at the end of the most recently completed year when the changes for the following year are typically determined. The Company does not guarantee annual base salary increases to anyone. Based on a consideration of these factors, effective January 1, 2026, the base salaries of the Named Executive Officers were increased to $982,000 for Mr. Baccile, $615,000 for Mr. Yap, $449,000 for Mr. Musil, $512,000 for Mr. Schultz and $371,000 for Ms. Matthews Rice.
Annual Performance-Based Bonuses
The Company provides its senior executives with annual incentive compensation based on individual and company performance, which is paid entirely in cash.
2025 Employee Bonus Plan
For 2025, each Named Executive Officer participated in the incentive compensation plan generally available to the Company’s employees (the “2025 Employee Bonus Plan”), which plan was recommended by the Compensation Committee and adopted by the Board of Directors on March 19, 2025.
Under the 2025 Employee Bonus Plan, a “bonus pool” was funded based on the achievement by the Company of certain identified thresholds in three performance categories. For 2025, these categories were (i) FFO per diluted share/Unit (as described below), (ii) cash same store NOI (“SS NOI”) growth (as described below) and (iii) discretionary financial and non-financial objectives determined by the Company’s Chief Executive Officer. The Compensation Committee believes that FFO per diluted share/Unit is an important measure of the Company’s performance because, by excluding real estate asset depreciation and amortization, impairment charges recorded on real estate, gains or losses related to sales of real estate assets, adjusted for any associated income tax provision or benefit, and making similar adjustments from its share of net income from an unconsolidated joint venture, FFO captures the operating results of the long-term assets that form the core of the Company’s business and makes comparison of the Company’s operating results with those of other REITs more meaningful. The Compensation Committee believes that, because our success depends largely upon our ability to lease space and to recover the operating costs associated with those leases from our tenants, SS NOI is also an important measure of the Company’s performance.
Each of these performance categories may be adjusted by the Compensation Committee in its discretion to exclude the effects of certain items. The Compensation Committee assigned weighting factors to each of the performance categories, such that performance in certain categories had a more pronounced impact on the bonus pool under the 2025 Employee Bonus Plan than did performance in other categories. The weighting factors were as follows:

Category	Weighted Factor
FFO(1) per diluted share/Unit	55%
SS NOI(2) growth	30%
Discretionary objectives	15%
(1)FFO is a non-GAAP financial measure created by Nareit as a supplemental measure of REIT operating performance that excludes certain items from net income determined in accordance with GAAP. FFO is calculated by the Company in accordance with the definition adopted by the Board of Governors of Nareit and therefore may not be comparable to other similarly titled measures of other companies. Please see the reconciliation of FFO to net income available to common stockholders and participating securities contained in our Annual Report on Form 10-K filed on February 11, 2026.
(2)SS NOI is a non-GAAP financial measure that provides a measure of rental operations and that, as calculated by the Company, does not factor in joint venture fees, depreciation and amortization, general and administrative expense, joint venture development services expense, interest expense, equity in income and loss from joint venture, income tax benefit and expense and gains and losses on the sale of real estate. The Company defines SS NOI as revenues minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses, minus the net operating income of properties that are not same store properties and minus the impact of straight-line rent, the amortization of above/below market leases and lease termination fees. As so defined, SS NOI may not be comparable to same store net operating income or similar measures reported by other REITs that define same store properties or net operating income differently. The major factors influencing SS NOI are occupancy levels, changes in rental rates and fluctuations in tenant recoveries. Please see the reconciliation of same store revenues and property expenses to SS NOI contained in our Annual Report on Form 10-K filed on February 11, 2026.
Under the 2025 Employee Bonus Plan, achievement by the Company of specifically identified levels of performance with respect to each performance category results in funding of the incentive pool for the 2025 Employee Bonus Plan of 0%, 25%, 50%, 75%, 100% or 125% of the bonus opportunity associated with that performance category. If performance falls between two identified payout levels, the resulting compensation that may be earned for such performance is prorated based on linear interpolation.
The Compensation Committee established performance targets relating to each performance category for the 2025 Employee Bonus Plan. At target performance, the bonus pool is funded at the aggregate 75% level of achievement. At maximum performance, the bonus pool is funded at the aggregate 125% level of achievement. However, notwithstanding the level at which the bonus pool is funded, actual cash payouts under the 2025 Employee Bonus Plan are capped at 115% of an individual participant’s bonus opportunity. The Company’s 2025 performance in the identified performance categories resulted in the following funding of the bonus pool associated with that performance category:

Category	Performance Target	Performance Result (3)	Actual Bonus Pool Funding %
FFO per diluted share/Unit	$2.97(1)	$3.03(1)	110%
SS NOI growth	6.00%(2)	7.11%(2)	125%
Discretionary objectives	N/A	N/A	100%
			Overall: 113%
(1)Amount excludes accrual of cash bonuses.
(2)The Compensation Committee calculates SS NOI growth using a cumulative quarterly average as opposed to the methodology traditionally utilized in our financial reporting, which measures the year-over-year growth of the year-end population of our properties.
(3)The performance results reflect other adjustments to exclude the effects of certain non-recurring, one-time items and the impact of unbudgeted investments and dispositions, which adjustments were approved by the Compensation Committee and permitted by the 2025 Employee Bonus Plan.

The Compensation Committee determined that the funding percentage for the bonus pool with respect to the discretionary objectives should be 100% based on the Company’s overall performance in 2025. The Compensation Committee authorized an aggregate bonus pool under the 2025 Employee Bonus Plan up to a 113% level of achievement for bonuses of all eligible employees, including the Named Executive Officers. After the Compensation Committee determined the aggregate bonus pool available and the specific amounts for each of the Named Executive Officers, the Compensation Committee and our Chief Executive Officer allocated the individual award recipients’ performance awards based on the individual award recipients’ performance.
Bonuses for the Named Executive Officers at the 100% level of achievement under the 2025 Employee Bonus Plan were as follows:

Executive Officer	Cash Bonus at 100% Level of Achievement (% of Base Salary)
Peter E. Baccile	200%
Johannson L. Yap	200%
Scott A. Musil	150%
Peter O. Schultz	200%
Jennifer E. Matthews Rice	150%
The actual percentage of cash bonuses (the “Individual Cash Percentage”) awarded to the Named Executive Officers were determined as described below.
For 2025, 85% of the annual bonus opportunity for the Named Executive Officers was based on overall company performance, as measured by FFO per diluted share/Unit (55% weighting) and SS NOI growth (30% weighting). The remaining 15% of Mr. Baccile’s annual bonus opportunity was determined by the Compensation Committee based upon its assessment of the Company’s overall performance and the Company’s achievement of the corporate performance goals under the 2025 Employee Bonus Plan. The remaining 15% of the annual bonus opportunity in 2025 for the Named Executive Officers other than Mr. Baccile was determined by the Compensation Committee, after recommendations from our Chief Executive Officer, based upon the respective officer’s achievement of the following individual performance objectives that were approved by the Board of Directors and communicated to the officer:

Executive Officer	Individual Performance Objectives
Johannson L. Yap	Progress with respect to investments and divestitures, completing and leasing and overall performance of the West Region of the Company
Scott A. Musil	Progress with respect to leverage and fixed charge coverage ratios, execution of the Company’s line of credit and term loan refinancings along with the $450 million public notes issuance, and overall investor relations efforts
Peter O. Schultz	Progress with respect to investments and divestitures, completing and leasing and overall performance of the East Region of the Company
Jennifer E. Matthews Rice	Progress with the legal matters of the Company, including measures to reduce risk and advance strategic objectives

The cash bonus payments made in the first quarter of 2026 to each of our Named Executive Officers in settlement of awards under the 2025 Employee Bonus Plan, together with the applicable Individual Cash Percentage (which reflects the actual cash bonus as a percentage of the respective 100% level of bonus achievement for each individual), are reflected in the following table:

Executive Officer	Cash Bonus Paid ($)	Individual Cash Percentage (%)
Peter E. Baccile	$2,113,000	113%
Johannson L. Yap	$1,324,000	113%
Scott A. Musil	$726,000	113%
Peter O. Schultz	$1,103,000	113%
Jennifer E. Matthews Rice	$598,000	113%
Long-Term Incentive Program Awards
Long-Term Incentive Program
The Company offers certain of its employees, including the Named Executive Officers, long-term incentive program awards as part of their equity compensation, including awards that are subject to performance-based vesting, and others that are subject to time-based vesting. Certain of these awards consist of long-term equity that vests only if the Company achieves certain thresholds in comparison to our peers (the “Performance-Based Awards”), and certain of these awards consist of long-term equity that vests ratably over time (the “Time-Based Awards”).
Performance-Based Awards are determined based on the anticipated dollar value of the award and then issued, at the grantee’s option, in a number of performance-based RSUs (“Performance RSUs”) or performance-based Units (such Units, “Performance Units”) corresponding to the appropriate dollar value.
Performance-Based Awards
The Compensation Committee authorizes grants of Performance-Based Awards under the 2024 Stock Incentive Plan to certain employees of the Company, including each Named Executive Officer. With respect to the Performance-Based Awards granted in 2025, 46% of each such Performance-Based Award vests based upon the relative total stockholder return of our Common Stock as compared to the total shareholder return of the companies comprising the FTSE Nareit All Equity REITs Index over the pre-established performance measurement period (the “Nareit All Equity Units”), while 54% of each Performance-Based Award vests based upon the relative total stockholder return of our Common Stock as compared to the total shareholder return of the following companies publicly traded on the New York Stock Exchange and NASDAQ stock exchange (the “Long-Term Incentive Peer Group”) over the pre-established performance measurement period (the “LTI Peer Group Units”):

Prologis, Inc. (PLD)	LXP Industrial Trust (LXP)
Rexford Industrial Realty, Inc. (REXR)	STAG Industrial, Inc. (STAG)
EastGroup Properties, Inc. (EGP)	Terreno Realty Corporation (TRNO)
Industrial Logistics Properties Trust (ILPT)
The Compensation Committee approved the removal of Plymouth Industrial REIT, Inc. (PLYM) from the Long-Term Incentive Peer Group because it was acquired and taken private in a transaction that closed in early 2026.
With respect to the Performance-Based Awards granted in 2025 and 2026, 46% were Nareit All Equity Units and 54% were LTI Peer Group Units.

The Nareit All Equity Units and the LTI Peer Group Units granted effective January 2, 2025 vest as follows:

2025 Performance-Based Awards
	Percentile Rank	Vesting Percentage
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Maximum	80th Percentile	225%
The Performance-Based Awards granted effective January 2, 2025 are summarized in the table below.

2025 Performance-Based Awards
Executive Officer	Date of Grant	Form of Award	Target Units	Maximum Units	Performance Period
Peter E. Baccile	1/02/2025	Performance Units	58,327	131,235	1/1/2025 - 12/31/2027
Johannson L. Yap	1/02/2025	Performance Units	22,372	50,337	1/1/2025 - 12/31/2027
Scott A. Musil	1/02/2025	Performance Units	13,792	31,032	1/1/2025 - 12/31/2027
Peter O. Schultz	1/02/2025	Performance Units	16,888	37,997	1/1/2025 - 12/31/2027
Jennifer E. Matthews Rice	1/02/2025	Performance Units	6,626	14,909	1/1/2025 - 12/31/2027
The Nareit All Equity Units and the LTI Peer Group Units granted effective January 1, 2026 vest as follows:

2026 Performance-Based Awards
	Percentile Rank	Vesting Percentage
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Maximum	80th Percentile	225%
The Performance-Based Awards granted effective January 1, 2026 are summarized in the table below.

2026 Performance-Based Awards
Executive Officer	Date of Grant	Form of Award	Target Units	Maximum Units	Performance Period
Peter E. Baccile	1/01/2026	Performance Units	52,750	118,688	1/1/2026 - 12/31/2028
Johannson L. Yap	1/01/2026	Performance Units	20,238	45,535	1/1/2026 - 12/31/2028
Scott A. Musil	1/01/2026	Performance Units	12,691	28,555	1/1/2026 - 12/31/2028
Peter O. Schultz	1/01/2026	Performance Units	15,275	34,369	1/1/2026 - 12/31/2028
Jennifer E. Matthews Rice	1/01/2026	Performance Units	6,012	13,527	1/1/2026 - 12/31/2028
If a Performance-Based Award is granted in the form of Performance RSUs, each Performance RSU represents the right to receive one share of Common Stock upon vesting, plus any accrued dividends from the date of issuance to the vesting date.

If a Performance-Based Award is granted in the form of Performance Units, additional conditional Performance Units are awarded to represent anticipated dividends. These additional Performance Units are subject to the same restrictions as the underlying Performance Units and are subject to forfeiture upon vesting to the extent of dividends actually received with respect to the applicable Performance Units during the performance period. The number of Performance Units reflected as issued to each Named Executive Officer in the table above excludes such conditional Performance Units. If applicable vesting conditions and any other restrictions are not satisfied, recipients will forfeit their Performance Units. During the performance period, each Performance Unit entitles the holder to receive dividends equal to one-tenth of the dividends payable with respect to Units.
Upon the consummation of a change in control of the Company, Performance-Based Awards vest based on the level of achievement of the applicable performance targets through the date of the change in control. If employment is terminated due to death or disability, vesting is similarly based on the level of achievement of the applicable performance targets through the date of death or disability. In cases of retirement, the grantee retains the Performance-Based Awards, and such Performance-Based Awards would vest at the end of the original performance period based on the actual level of achievement of the relevant performance targets.
Performance to Date for Prior Grants
The Company’s performance to date for Performance-Based Awards granted in 2023, 2024 and 2025 is shown below:
(1)The Performance Period for these awards remains open and the payout percentage for these awards has not been determined and may be different than the amounts indicated on the table above.
The Company’s actual performance for the Performance-Based Awards granted in 2023, which vested on December 31, 2025, was as follows:

Time-Based Awards
We also provide Time-Based Awards that vest in equal annual installments over a three-year period based on our executives’ continued service to the Company. Time-Based Awards are determined based on the anticipated dollar value of the award and then issued, at the grantee’s option, in a number of time-based RSUs (“Time-Based RSUs”), which represent the right to receive an equivalent number of shares of Common Stock upon vesting, or time-based Units (such Units, “Time-Based Units”) corresponding to the appropriate dollar value.
On January 2, 2025, the Compensation Committee authorized grants of Time-Based Awards to certain employees of the Company, including each Named Executive Officer. These Time-Based Awards that were granted to the Named Executive Officers are summarized in the table below:

2025 Time-Based Awards
Executive Officer	Date of Grant	Form of Award	Units Awarded
Peter E. Baccile	1/02/2025	Time-Based Units	31,407
Johannson L. Yap	1/02/2025	Time-Based Units	12,048
Scott A. Musil	1/02/2025	Time-Based Units	7,428
Peter O. Schultz	1/02/2025	Time-Based Units	9,096
Jennifer E. Matthews Rice	1/02/2025	Time-Based Units	3,570
Effective January 1, 2026, the Compensation Committee authorized grants of Time-Based Awards to certain employees of the Company, including each Named Executive Officer. These Time-Based Awards that were granted to the Named Executive Officers are summarized in the table below:

2026 Time-Based Awards
Executive Officer	Date of Grant	Form of Award	Units Awarded
Peter E. Baccile	1/01/2026	Time-Based Units	28,407
Johannson L. Yap	1/01/2026	Time-Based Units	10,896
Scott A. Musil	1/01/2026	Time-Based Units	6,834
Peter O. Schultz	1/01/2026	Time-Based Units	8,226
Jennifer E. Matthews Rice	1/01/2026	Time-Based Units	3,240
Upon the consummation of a change in control of the Company, each grantee of a Time-Based Award would become fully vested in any unvested portion of the award. In the event of a termination of a grantee’s employment due to death, disability or retirement, the grantee would become fully vested in any unvested portion of the award. If a Time-Based Award is granted in the form of Time-Based RSUs, prior to vesting the recipient will not be entitled to receive dividends declared with respect to our Common Stock but, with respect to any cash dividends declared with respect to our Common Stock, will receive a cash payment equivalent to the amount of such dividend per share of Common Stock multiplied by the unvested portion of the Time-Based Award. If a Time-Based Award is granted in the form of Time-Based Units, such Time-Based Units entitle the holder to receive dividends prior to vesting.

Broad-Based Benefits
All full-time employees are eligible to participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance and our 401(k) plan.
Termination and Change in Control Triggers
Mr. Baccile is the only Named Executive Officer with an employment agreement. His agreement, along with the separate agreements with respect to his equity awards granted, specify events, including a change in control, that trigger the payment of cash and, as discussed above, vesting in his equity awards. His employment agreement is described in greater detail on page 47 under “Employment Agreement with Mr. Baccile.”

Each of the other Named Executive Officers has an agreement with respect to each of their equity awards granted that specify events, including a change in control, that trigger the vesting of such awards. Additionally, each of the other Named Executive Officers is subject to a change in control policy, which provides for specified severance if such person’s employment with the Company is terminated without cause or by the employee for good reason, from four months prior to, until 18 months following, a change in control of the Company. This change in control policy is described in greater detail on page 48 under “Change in Control Policy.”
In addition to the foregoing, equity awards granted to our Named Executive Officers provide certain continued rights if the termination of employment is due to retirement (as defined in the applicable equity awards). The Company believes having such events as triggers for the payment of cash and/or accelerated equity award vesting promotes stability and continuity of management. See “Potential Payments Upon Termination or Change in Control” starting on page 47 for more information on the payments triggered by such events.
Stock Ownership Guidelines
The Stock Ownership Guidelines for the Company’s directors and senior executive officers are as follows:

Position	Retainer/Base Salary Multiple
Directors (not also serving as the following senior executive officers)	5x
Chief Executive Officer	5x
Chief Financial Officer, Chief Investment Officer, Executive Vice Presidents and General Counsel	4x
The stock ownership goal for each person subject to the ownership guidelines is determined on an individual basis, using each such person’s current retainers (for directors not also serving as certain senior executive officers) or base salaries (for senior executive officers) and the greater of (i) the market price on the date of purchase or grant of such Common Stock (or equity valued by reference to Common Stock) or (ii) the market price of such Common Stock (or equity valued by reference to Common Stock) as of the date compliance with the stock ownership guidelines is measured. For persons assuming a director or senior executive officer level position, the stock ownership goal must be achieved within five years after the date they assume such position. A copy of the Stock Ownership Guidelines can be found on the Investors page of the Company’s website at www.firstindustrial.com. All of our directors and Named Executive Officers are currently in compliance with the guidelines.
Until the directors and senior executive officers reach their respective stock ownership goal, they will be required to retain (i) shares that are owned on the date they became subject to the Stock Ownership Guidelines and (ii) at least 75% of “net shares” or net-after-tax shares delivered through the Company’s director or executive compensation plans. Notwithstanding the foregoing, the Stock Ownership Guidelines include an exclusion for certain transfers for the purpose of purchasing a primary residence, funding post-secondary education, charitable giving or estate planning. If the director or senior executive officer transfers an award to a family member for estate planning purposes, the transferee becomes subject to the same retention requirements. Until the director and senior executive officer stock ownership goals have been met, shares may be disposed of only for one or more of the excluded purposes set forth in the Company’s Stock Ownership Guidelines.

Hedging and Pledging Prohibition
The Company’s insider trading policy prohibits, among other things, its directors, officers and employees from entering into hedging or monetization transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans.
Tax Implications
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally places a limit of $1 million on the amount of compensation that a public company may deduct in any year with respect to certain covered executive officers. Although we consider the impact of Section 162(m), as well as other tax and accounting consequences, when developing and implementing our executive compensation programs, we retain flexibility to provide compensation that may not be deductible.
Policies and Practices Related to the Grant of Certain Equity Awards
The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments (“Options”). Accordingly, the Company has no specific policy or practice on the timing of awards of Options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of Options, the Board of Directors will evaluate the appropriate steps to take in relation to the foregoing.
Clawback Policy
In accordance with the applicable laws and NYSE listing standards, we have a Compensation Recovery Policy, or “clawback” policy, a copy of which is publicly filed with our Annual Report on Form 10-K. Under the policy, in the event that the financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. The policy covers any cash or equity-based incentive compensation award that was received by a covered officer during the three completed fiscal years immediately preceding the date which is the earlier of (i) the date the Company concludes, or reasonably should have concluded, that the Company is required to prepare a financial restatement and (ii) the date a court, regulator or other legally authorized body directs the Company to prepare a financial restatement.
In addition to the foregoing, the Company has adopted “Bad Actor” Policies applicable to its employees. In the event any employee of the Company commits intentional or knowingly fraudulent or illegal conduct that causes damage to the Company, the policy permits the Company, at its discretion and in compliance with applicable law, to take actions as it deems necessary to remedy the misconduct and prevent its recurrence. Additionally, if, as a result of such conduct of the employee, a metric taken into account to compute the employee’s cash bonus or performance-based equity was materially incorrectly calculated, the Compensation Committee is authorized, subject to applicable law, to cancel or reduce any outstanding equity compensation awards, incentive compensation awards, or other benefits to which the employee is actually or contingently entitled to, in an amount up to the excess incentive paid to the employee based on the inaccurate metric.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of the Company has reviewed, and discussed with management, the Compensation Discussion and Analysis included in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2025.
Submitted by the Compensation Committee:
H. Patrick Hackett, Jr., Committee Chair
Teresa Bryce Bazemore
Matthew S. Dominski

SUMMARY COMPENSATION TABLE
The Summary Compensation Table below sets forth the aggregate compensation for Peter E. Baccile, the Company’s President and Chief Executive Officer; Scott A. Musil, the Company’s Chief Financial Officer; and certain of the Company’s other highly compensated executive officers as required by SEC rules. The 2025 Grants of Plan-Based Awards table following the Summary Compensation Table provides additional information regarding incentive compensation granted by the Company to these officers in 2025.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1) (2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter E. Baccile President and Chief Executive Officer	2025	935,000	5,212,199	2,113,000	28,167	8,288,366
	2024	865,500	3,810,539	1,904,000	37,467	6,617,506
	2023	836,000	3,714,199	1,832,500	31,037	6,413,736
Johannson L. Yap Chief Investment Officer and Executive Vice President — West Region	2025	586,000	1,999,278	1,324,000	37,767	3,947,045
	2024	543,000	1,569,457	1,194,500	42,853	3,349,810
	2023	522,000	1,526,341	1,144,000	31,037	3,223,378
Scott A. Musil Chief Financial Officer	2025	428,000	1,232,552	726,000	31,757	2,418,309
	2024	396,500	928,202	654,000	27,214	2,005,916
	2023	376,000	889,757	618,000	21,437	1,905,194
Peter O. Schultz Executive Vice President — East Region	2025	488,000	1,509,233	1,103,000	36,838	3,137,071
	2024	451,500	955,310	993,500	36,538	2,436,848
	2023	434,000	928,899	951,500	32,438	2,346,837
Jennifer E. Matthews Rice General Counsel and Secretary	2025	353,000	592,228	598,000	25,643	1,568,871
	2024	326,500	523,178	449,000	25,878	1,324,556
	2023	314,000	508,760	430,000	21,437	1,274,197

(1)	Amounts reflect the aggregate grant date fair value of each award as determined under FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the assumptions used in valuing the 2025 awards. Amounts reflected will only vest upon achievement of sufficient future performance and do not necessarily reflect the amounts that will actually be realized under the respective awards.
(2)	Amounts reflect (a) awards of 31,407, 12,048, 7,428, 9,096 and 3,570 of Time-Based Units granted to Messrs. Baccile, Yap, Musil, Schultz and Ms. Matthews Rice, respectively, all granted in 2025 in connection with our long-term incentive program, and (b) awards of 131,235, 50,337, 31,032, 37,997 and 14,909 Performance Units granted to Messrs. Baccile, Yap, Musil, Schultz and Ms. Matthews Rice, respectively, all granted on January 2, 2025. These Performance Units vest on December 31, 2027, and, at anticipated performance, the grant date fair values are $2,760,155, $1,058,720, $652,664, $799,179 and $313,589 for Messrs. Baccile, Yap, Musil and Schultz and Ms. Matthews Rice, respectively. At maximum performance, the grant date fair values of these Performance Units are $6,216,602, $2,384,464 $1,469,986, $1,799,918 and $706,239 for Messrs. Baccile, Yap, Musil and Schultz and Ms. Matthews Rice, respectively.
(3)	Amounts for 2025 reflect cash awards paid in February 2026 under the 2025 Employee Bonus Plan. The material terms of awards under the 2025 Employee Bonus Plan are described in the Compensation Discussion and Analysis under “2025 Employee Bonus Plan.”
(4)	Amounts for 2025 include car allowances paid on behalf of Messrs. Yap and Schultz, an anniversary gift for Mr. Musil, term life, short-term and long-term disability insurance premiums and 401(k) matching contributions of $21,000 paid on behalf of each Named Executive Officer.

2025 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date(1)	Threshold(2) ($)	Target(3) ($)	Maximum(4) ($)	Threshold (#)	Target (#)	Maximum (#)
Peter E. Baccile	1/2/2025	—	—	—	29,134	58,327	131,235	—	3,724,449
	1/2/2025	—	—	—	—	—	—	31,407	1,487,750
	2/19/2025	—	1,298,250	2,163,750	—	—	—	—	—
Johannson L.	1/2/2025	—	—	—	11,175	22,372	50,337	—	1,428,564
Yap	1/2/2025	—	—	—	—	—	—	12,048	570,714
	2/19/2025	—	814,500	1,357,500	—	—	—	—	—
Scott A. Musil	1/2/2025	—	—	—	6,889	13,792	31,032	—	880,688
	1/2/2025	—	—	—	—	—	—	7,428	351,864
	2/19/2025	—	446,063	743,438	—	—	—	—	—
Peter O. Schultz	1/2/2025	—	—	—	8,435	16,888	37,997	—	1,078,355
	1/2/2025	—	—	—	—	—	—	9,096	430,878
	2/19/2025	—	677,250	1,128,750	—	—	—	—	—
Jennifer E.	1/2/2025	—	—	—	3,310	6,626	14,909	—	423,117
Matthews Rice	1/2/2025	—	—	—	—	—	—	3,570	169,111
	2/19/2025	—	306,094	510,156	—	—	—	—	—

(1)	Reflects the date such awards were made effective and parameters for the 2025 Employee Bonus Plan were approved by the Compensation Committee or the Board of Directors, as applicable.

(2)	There was no threshold payout amount under the 2025 Employee Bonus Plan.

(3)	Amounts reflect a 75% level of achievement under the 2025 Employee Bonus Plan.

(4)	Amounts reflect a 125% level of achievement under the 2025 Employee Bonus Plan.

(5)	Reflects Performance Units granted under our Long-Term Incentive Program, the material terms of which are described in the Compensation Discussion and Analysis under “Long-Term Incentive Program.” The amounts actually earned with respect to such Performance Units, if any, would not be earned until the end of the applicable performance period.

(6)	Amounts reflect Time-Based Units granted in 2025 for service in 2024 under the 2024 Employee Bonus Plan. Such Time-Based Units vest ratably over a period of three years.

(7)	Amounts reflect the aggregate grant date fair value of each stock award as determined under FASB ASC Topic 718. Amounts reflected were not actually received in 2025 and do not necessarily reflect the amounts that will actually be realized with respect to the equity-based awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2025

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Peter E. Baccile	53,454(3)	3,061,311	188,113	10,773,232
Johannson L. Yap	20,881(4)	1,195,855	75,244	4,309,224
Scott A. Musil	12,631(5)	723,377	45,398	2,599,943
Peter O. Schultz	14,619(6)	837,230	50,827	2,910,862
Jennifer E. Matthews Rice	6,589(7)	377,352	23,600	1,351,572

(1)	These amounts are based upon the closing price of our Common Stock on December 31, 2025 ($57.27), the last trading day of the year.

(2)	Amounts reflect unvested Performance Units granted in 2024 and 2025 and dividend equivalents accrued through December 31, 2025. The vesting and other material terms of the awards are described in the Compensation Discussion and Analysis under “Long-Term Incentive Program.” The number of unvested Performance Units and related accrued dividend equivalents granted in 2024 for all Named Executive Officers is calculated by taking the maximum number of Performance Units multiplied times 100.0%, which is the weighted average percentage under the assumption of a maximum achievement of both the Nareit All Equity Index Units and the Peer Group Units through December 31, 2025. The number of unvested Performance Units and related accrued dividend equivalents granted in 2025 for all Named Executive Officers is calculated by taking the maximum number of Performance Units multiplied times 70.0%, which is the weighted average percentage under the assumption of maximum achievement of the Nareit All Equity Index Units and a target achievement of the Peer Group Units through December 31, 2025. 93,679, 39,022, 23,068, 23,485 and 12,872 of Performance Units vest on December 31, 2026 and 94,434, 36,222, 22,330, 27,342 and 10,728 of Performance Units vest on December 31, 2027, subject to satisfaction of performance criteria for Messrs. Baccile, Yap, Musil and Schultz and Ms. Matthews Rice, respectively.

(3)	Of the Time-Based Units reported here, 25,321 vest in January 2026, 17,664 vest in January 2027 and 10,469 vest in January 2028.

(4)	Of the Time-Based Units reported here, 9,964 vest in January 2026, 6,901 vest in January 2027 and 4,016 vest in January 2028.

(5)	Of the Time-Based Units reported here, 5,971 vest in January 2026, 4,184 vest in January 2027 and 2,476 vest in January 2028.

(6)	Of the Time-Based Units reported here, 6,751 vest in January 2026, 4,836 vest in January 2027 and 3,032 vest in January 2028.

(7)	Of the Time-Based Units reported here, 3,223 vest in January 2026, 2,176 vest in January 2027 and 1,190 vest in January 2028.

2025 OPTION EXERCISES AND STOCK VESTED
The following table sets forth the aggregate number of Time-Based Units and Performance Units that vested in 2025. The Performance Units are inclusive of accrued dividend equivalents related thereto. As of December 31, 2025, the Company had no outstanding options to acquire Common Stock.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Peter E. Baccile	117,856	6,589,708
Johannson L. Yap	48,664	2,722,969
Scott A. Musil	28,390	1,588,348
Peter O. Schultz	29,479	1,648,237
Jennifer E. Matthews Rice	16,151	903,086

(1)The number of Units or shares reported were acquired as a result of: (a) the vesting of 20,527, 8,218, 4,820, 5,138 and 2,809 Time-Based Units on January 2, 2025 consisting of Units for Messrs. Baccile, Yap, Musil, Schultz and Ms. Matthews Rice , respectively, the value of which is based on the closing price of our Common Stock on January 2, 2025 ($49.48), the first trading day following the date of vesting of such awards and (b) the vesting of Performance Units granted in 2023 and related accrued dividend equivalents based at an achievement of 95.19% on December 31, 2025 consisting of 97,329, 40,446, 23,570, 24,341 and 13,342 Units for Messrs. Baccile, Yap, Musil, Schultz and Ms. Matthews Rice, respectively the value of which is based on the closing price of our Common Stock on December 31, 2025, the last trading day of the year ($57.27).
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreement with Mr. Baccile
In November 2024, the Company entered into a new employment agreement with Mr. Baccile, which provides for a term of employment from January 1, 2025 through December 31, 2029 (the “Employment Agreement”). Under the Employment Agreement, Mr. Baccile is entitled to a minimum annual base salary of $935,000. His annual compensation is subject to annual review by the Compensation Committee and may be increased at the discretion of the Compensation Committee. For 2025, his performance-based or at-risk percentage is 86%. Mr. Baccile is eligible for annual cash performance bonuses under the Company’s incentive bonus plan, based on the satisfaction of performance goals established by the Company’s Compensation Committee in accordance with the terms of such plan. Such annual cash bonus shall be at least equal to 150% of Mr. Baccile’s annual base salary if target levels of performance are achieved for the applicable year. In 2025, Mr. Baccile’s annual cash bonus was 200% of his annual base salary multiplied by the percentage established by the Compensation Committee based on the achievement of the Company’s performance goals. Mr. Baccile is entitled to participate in all long-term cash and equity incentive plans generally available to the senior executives of the Company. Mr. Baccile is entitled to receive a minimum annual equity award, which shall be partially performance-based and partially time-based, with an aggregate value of no less than $4,440,000. The time-based portion of such equity award shall ratably vest on the first three anniversaries of the grant date, and the performance-based portion of such award shall be subject to a three-year performance period. Mr. Baccile is entitled to participate in all executive and employee benefit plans and programs of the Company.
The Employment Agreement provides for certain lump sum payments, post-termination payments and post-termination benefits to Mr. Baccile by the Company in some circumstances in the event of a termination of employment or a change in control. Under the Employment Agreement, subject to his execution and non-revocation of a release of claims against the Company and its affiliates, upon a termination without cause or upon his resignation for good reason, Mr. Baccile is entitled to (i) his base salary and vacation pay accrued through the date of termination, (ii) his accrued bonus for the fiscal year prior to the year of termination, to the extent not paid, (iii) his unreimbursed business expenses incurred through the date of termination, (iv) any other benefits he may be eligible for under the Company’s plans, policies or practices, (v) a pro-rated bonus for the year of termination, (vi) the vesting and delivery of any unvested and outstanding time-based and performance-based awards, (vii) continued medical and dental insurance coverage at active employee rates for up to two years following the expiration of the term of the Employment Agreement, and (viii) a severance payment equal to 200% (300% if in connection with a change in control) of the sum of his annual base salary in effect on the termination date plus his average annual bonus during the immediately preceding two full fiscal years. The severance payment is payable in 24 installments in accordance with the Company’s regular payroll practices (lump sum if payable in connection with a change in control).

In the event the Employment Agreement expires by its terms without renewal or Mr. Baccile retires, dies or becomes disabled pursuant to the terms of the Employment Agreement, subject to his execution and non-revocation of a release of claims against the Company and its affiliates, Mr. Baccile is also entitled to (i) his base salary and vacation pay accrued through the date his employment ends, (ii) his accrued bonus for the fiscal year prior to the year of the date the employment period ends, to the extent not paid, (iii) his unreimbursed business expenses incurred through the date the employment period ends, (iv) any other benefits he may be eligible for under the Company’s plans, policies or practices, (v) a pro-rated bonus for the year of termination, (vi) the vesting and delivery of any unvested and outstanding time-based and performance-based awards, and (vii) continued medical and dental insurance coverage at active employee rates for up to two years following the expiration of the term of the Employment Agreement.
The Employment Agreement also contains important non-financial provisions that apply in the event of a termination of employment or a change in control. Mr. Baccile is subject to covenants not to compete or solicit customers for a period of three years following his termination of employment and not to solicit Company employees for a period of two years, not to disparage the Company and not to disclose confidential information following his termination of employment without cause or for good reason. Mr. Baccile is also subject to a covenant not to disparage the Company at any time. His employment agreement includes a 280G “better-off” cutback and does not provide for a gross-up payment in the event of any excise tax obligation.
Change in Control Policy
The Company maintains a change in control policy applicable to certain executive officers (the “Change in Control Policy”), which provides for specified severance payable to select executive officers, including the Named Executive Officers, if such person’s employment with the Company is terminated without cause or by the employee for good reason during the period beginning four months prior to, and ending 18 months following, a change in control of the Company. With respect to Mr. Baccile, it should be noted that, while the restrictive covenants included in the Change in Control Policy are applicable to him, his severance for a termination occurring in connection with a change in control is set forth in his employment agreement and cross-referenced in the Change in Control Policy.
If a Named Executive Officer, other than Mr. Baccile, is eligible for the severance described above and has executed a release in the form specified by the Change in Control Policy, such benefits, contingent upon execution of a release, would include: (i) within 45 days from the date of termination, a lump sum cash payment equal to 200% of the sum of (A) the Named Executive Officer’s highest annual rate of base salary over the last 12 months and (B) the average annual bonus paid to the Named Executive Officer for the immediately preceding two fiscal years prior to the year in which the termination occurs (“Bonus Amount”); (ii) a cash payment equal to the greater of the Named Executive Officer’s target annual bonus or the Bonus Amount pro-rated based on the number of days the Named Executive Officer was employed by the Company during the fiscal year in which the date of termination occurred (less the amount of the annual bonus previously paid to the Named Executive Officer for such fiscal year, if any); and (iii) for 12 months following the date of termination, group medical, life and disability coverage for the Named Executive Officer and their eligible dependents, under the terms prevailing at the time of termination, and at the cost paid by similarly situated executives, or if continuation of such coverage is not possible, a cash payment in an amount, on an after-tax basis and paid quarterly, equal to the Company’s cost of providing such benefits.
Eligibility for benefits under the Change in Control Policy are conditioned upon compliance with non-compete, customer and employee non-solicitation, non-disparagement and non-disclosure provisions. Based on each Named Executive Officer’s position with the Company, the non-compete and customer non-solicitation provisions have a duration of two years (Messrs. Musil and Schultz and Ms. Matthews Rice), two and a half years (Mr. Yap) or three years (Mr. Baccile) following a termination of employment without cause or for good reason. The employee non-solicitation provisions have a duration of two years for each Named Executive Officer, and the non-disparagement and non-disclosure provisions have a perpetual duration for each Named Executive Officer.

Stock Incentive Plans
Under the 2014 Stock Incentive Plan and the 2024 Stock Incentive Plan (the “Stock Plans”), restricted stock unit awards vest in the event of a change in control. In addition, the Stock Plans empower the Compensation Committee to determine other vesting events in the individual restricted stock unit awards, including vesting events such as involuntary termination of employment without cause and termination due to disability or death. Currently outstanding award agreements provide for accelerated vesting on a termination due to the participant’s disability, death, or retirement. Assuming that the triggering event occurred on December 31, 2026, each Named Executive Officer would have vested in restricted stock unit awards having the respective values set forth in the table under “Termination and Change in Control Payments” below.
With respect to the Performance-Based Awards granted effective January 2, 2024 and thereafter, upon the consummation of a change in control of the Company, each grantee would become vested in a number of Performance-Based Awards based on the level of achievement of the applicable performance targets through the date of the change in control. In the event of a termination of a grantee’s employment due to death or disability, the grantee would become vested in a number of Performance-Based Awards based on the level of achievement of the applicable performance targets through the date of death or disability. In the event of termination of a grantee’s employment due to retirement, the grantee would retain the Performance-Based Awards granted effective January 2, 2024 and thereafter and such Performance-Based Awards would vest, at the end of the original performance period, based on the level of achievement of the relevant performance targets through the end of such performance period.
With respect to Time-Based Awards granted effective January 2, 2024 and thereafter, upon the consummation of a change in control of the Company, each grantee of a Time-Based Award would become fully vested in any unvested portion of the award. In the event of a termination of a grantee’s employment due to death, disability or retirement, the grantee would become fully vested in any unvested portion of the award.
Life Insurance
Each Named Executive Officer is covered by a Company-provided life insurance policy. Such policy would entitle the beneficiaries of Messrs. Baccile, Yap and Musil to a payment of $715,000, Mr. Schultz to a payment of $903,000 and Ms. Matthews Rice to a payment of $706,000 in the event of such Named Executive Officer’s death.

Termination and Change of Control Payments
The following table includes estimated payments owed and benefits required to be provided to our Named Executive Officers under both the 2014 Stock Incentive Plan and the 2024 Stock Incentive Plan and the Change in Control Policy described above, exclusive of benefits available on a non-discriminatory basis generally, in each case assuming that the triggering event described in the table occurred on the last business day of the fiscal year ended December 31, 2025.

Name	Triggering Event	Severance ($)	Accelerated Equity Awards ($)(1)	Medical Insurance Premiums ($)(2)
Peter E. Baccile	Change of Control(3)	—	13,401,255	—
	Termination in connection with a Change in Control(4)	10,943,500	—	56,573
	Termination without Cause	8,000,000	—	56,573
	Death or Disability(5)	—	13,401,255	—
Johannson L. Yap	Change of Control(3)	—	5,328,501	—
	Termination in connection with a Change in Control(6)	4,928,500	—	28,731
	Termination without Cause	—	—	—
	Death or Disability(5)	—	5,328,501	—
Scott A. Musil	Change of Control(3)	—	3,217,807	—
	Termination in connection with a Change in Control(6)	2,899,000	—	25,486
	Termination without Cause	—	—	—
	Death or Disability(5)	—	3,217,807	—
Peter O. Schultz	Change of Control(3)	—	3,634,762	—
	Termination in connection with a Change in Control(6)	4,102,500	—	28,580
	Termination without Cause	—	—	—
	Death or Disability(5)	—	3,634,762	—
Jennifer E. Matthews Rice	Change of Control(3)	—	1,672,274	—
	Termination in connection with a Change in Control(6)	2,298,000	—	34,162
	Termination without Cause	—	—	—
	Death or Disability(5)	—	1,672,274	—

(1)	For purposes of estimating the value of awards that vest, the Company has assumed a price per share of $57.27, which was the closing price of our Common Stock on December 31, 2025, the last trading day of the year.

(2)	Pursuant to the Employment Agreement, the amount reflects 24 months of continued current coverage for Mr. Baccile, and, pursuant to the Change in Control Policy with respect to Messrs. Yap, Musil and Schultz and Ms. Matthews Rice, the amounts reflect 12 months of the current coverage for the applicable Named Executive Officer.

(3)	Upon a change of control of the Company, the vesting of Time-Based Units held by the officer will accelerate, and Performance Units will vest based on the level of achievement of the applicable performance targets as of the change of control date. The amounts reflected in this table for the unvested Performance Units granted in 2024 and 2025 are based on the actual performance achievements of 94.2% and 68.8%, respectively, and include accrued dividend equivalents through December 31, 2025.

(4)	Includes resignation for good reason under the terms of Mr. Baccile’s Prior Employment Agreement. Actual payments to Mr. Baccile may be less in value as a result of the Code Section 280G cutback provision contained in such employment agreement.

(5)	Upon a termination due to death or disability, the Named Executive Officers are entitled to accelerated vesting of Time-Based Units and unvested Performance Units granted in 2024 and 2025 based on the attainment of performance metrics through the date of death or disability. Through December 31, 2025, the Company achieved 94.2% and 68.8% of the performance metrics related to such awards granted in 2024 and 2025, respectively.

(6)	Messrs. Yap, Musil and Schultz and Ms. Matthews Rice are eligible for severance benefits following a qualifying termination in connection with a change in control of the Company under the Change in Control Policy. Actual payments to the applicable Named Executive Officers may be less in value as a result of the Code Section 280G cutback provision contained in such Change in Control Policy.

PAY VERSUS PERFORMANCE COMPARISON
The information below presents the relationship between the compensation of our Named Executive Officers and certain performance measures in accordance with Item 402(v) of Regulation S-K. The amounts presented in the tables below do not necessarily represent amounts actually earned or realized by our Named Executive Officers for the respective years. For a detailed discussion of our compensation programs and pay for performance philosophy, please refer to the “Compensation Discussion and Analysis” section above.

Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (In Millions)	FFO per Diluted Share/Unit(5)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)
2025	8,288,366	14,919,391	2,767,824	4,489,078	155.0	126.7	264.0	2.96
2024	6,617,506	6,952,717	2,279,283	2,367,001	136.6	117.6	296.0	2.65
2023	6,413,736	6,471,113	2,187,401	2,179,595	139.5	112.0	285.8	2.44
2022	5,675,125	5,009,154	1,946,025	1,758,889	124.7	100.6	381.6	2.28
2021	5,242,451	10,913,430	1,853,333	3,779,800	167.0	134.1	277.2	1.97

(1)The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Baccile, in the Summary Compensation Table for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
(2)The dollar amounts represent the amount of “compensation actually paid,” as computed in accordance with Item 402(v) of Regulation S-K. The tables below these footnotes show the steps taken to compute such amounts paid to the CEO and non-CEO NEOs in accordance with Item 402(v) of Regulation S-K.
(3)The dollar amounts reported reflect the average compensation reported for our NEOs, other than our CEO, in the Summary Compensation Table for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
(4)Reflects cumulative total shareholder return of the FTSE Nareit All Equity REITs Index (the “FTSE Index”), which is the index used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(5)FFO represents net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provision or benefit. Similar adjustments are made for our share of net income from an unconsolidated joint venture. FFO is a non-GAAP financial measure created by Nareit as a supplemental measure of REIT operating performance that excludes certain items from net income determined in accordance with GAAP. FFO is calculated by the Company in accordance with the definition adopted by the Board of Governors of Nareit and therefore may not be comparable to other similarly titled measures of other companies.

Year	2025	2024	2023	2022	2021
CEO
Summary Compensation Table (SCT) Total Compensation ($)	8,288,366	6,617,506	6,413,736	5,675,125	5,242,451
Adjustments for stock awards:
Reported Value of Equity Awards in SCT ($)	(5,212,199)	(3,810,539)	(3,714,199)	(3,165,627)	(2,113,787)
Fair Value of Equity Awards Granted in the Year and Unvested ($)	7,200,241	3,898,748	3,758,544	2,957,058	3,873,565
Change in Fair Value of Outstanding and Unvested Equity Awards from Prior Years ($)	1,590,083	223,528	102,783	(938,114)	2,695,084
Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	2,490,672	(207,851)	(292,753)	199,495	1,017,850
Value of Dividends or other Earnings Paid on Awards ($)	562,228	231,325	203,002	281,217	198,267
Compensation Actually Paid ($)(1)(2)	14,919,391	6,952,717	6,471,113	5,009,154	10,913,430

Non-CEO NEOs
SCT Total Compensation ($)	2,767,824	2,279,283	2,187,401	1,946,025	1,853,333
Adjustments for stock awards:
Reported Value of Equity Awards in SCT ($)	(1,333,323)	(994,037)	(963,439)	(807,314)	(702,519)
Fair Value of Equity Awards Granted in the Year and Unvested ($)	1,841,865	1,017,590	974,392	754,115	1,287,373
Change in Fair Value of Outstanding and Unvested Equity Awards from Prior Years ($)	416,696	58,722	27,602	(293,287)	797,355
Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	649,770	(53,806)	(107,620)	69,244	463,324
Value of Dividends or other Earnings Paid on Awards ($)	146,246	59,249	61,259	90,106	80,934
Compensation Actually Paid ($)(1)(2)	4,489,078	2,367,001	2,179,595	1,758,889	3,779,800

(1)Fair value or change in fair value, as applicable, of equity awards in “Compensation Actually Paid” was determined by reference to (a) for Time-Based Units and Time-Based RSUs, closing price on applicable year-end dates ($66.20, $48.26, $52.67, $50.13 and $57.27 as of December 31, 2021, 2022, 2023, 2024 and 2025, respectively) or, in the case of vesting dates, the actual vesting price, and (b) for Performance Units and Performance RSUs, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) or in the case of vesting date, the actual vesting price, determined based on the same methodology as used to determine grant date fair values but using the closing stock price on the applicable revaluation date as the current market price and based on volatility, dividend rates and risk free rates determined as of the revaluation date.
(2)As previously discussed in the Company’s 2021 proxy statement, during the year ended December 31, 2020, each NEO received one-time transitional equity grants in connection with the transition of the historical compensation program to our current compensation program. Specifically, the 2020 grants included one-year, two-year and three-year vesting or performance periods as one-time only grants in order maintain an appropriate level of overall long-term compensation opportunity during the transition between the two programs. For the years ended December 31, 2022 and 2021, the value of these one-time transition awards included in Compensation Actually Paid for the CEO was $(74,205) and $743,580, respectively. For the years ended December 31, 2022 and 2021, the value of these one-time transition awards included in Compensation Actually Paid for the Non-CEO NEOs was $(40,450) and $111,154, respectively.

Other Important Financial Performance Measures for Executive Compensation
The following is a list identifying the most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” (“CAP”) to our CEO and other Named Executive Officers in 2025 to the Company’s performance. The role of each of these performance measures on our Named Executive Officer’s compensation is discussed in the “Compensation Discussion and Analysis” section above.

Financial Performance Measures
FFO per Diluted Share/Unit
Relative TSR to FTSE Nareit All REITs Equity Index
Relative TSR to Long-Term Incentive Peer Group
Cash Same Store NOI Growth
Below are charts showing the relationship of CAP to our CEO and average CAP to other Named Executive Officers in 2021, 2022, 2023, 2024 and 2025 to (1) TSR of both the Company and the FTSE Index (2) the Company’s net income and (3) FFO per diluted share/Unit.

CAP vs. Shareholder Return

(1)Value assumes $100 invested on December 31, 2020.

CAP vs. Net Income

CAP vs. FFO per Diluted Share/Unit

CEO PAY RATIO
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information with respect to the annual total compensation of our median employee, excluding Mr. Baccile, the annual total compensation of Mr. Baccile, and the ratio of those two values:
•The 2025 annual total compensation of the median employee of the Company (other than Mr. Baccile) was $158,762;
•The 2025 annual total compensation of our CEO, Mr. Baccile, was $8,288,366; and
•For 2025, the ratio of the annual total compensation of Mr. Baccile to the median annual total compensation of all our employees was approximately 52 to 1.
Background
In 2025, we identified the median employee using all of our employees, exclusive of Mr. Baccile, included in our payroll system as of December 31, 2025. For employees who were not with the Company for the full year, salaries and wages were annualized, and their compensation was further adjusted to reflect the annual bonus payout generally awarded to employees who were not employed on the bonus payment date.
To identify the median employee, gross wages, including equity compensation, for 2025 was ranked from lowest to highest and the median employee was selected from the list. The total annual compensation of the median employee was then calculated in the same manner as the total compensation disclosed for Mr. Baccile in the Summary Compensation Table shown above.
The pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described above. Because Mr. Baccile’s compensation was calculated in accordance with SEC rules, it does not necessarily reflect his actual earnings for the year or future realized amounts from his outstanding awards.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, pay ratios reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding the Company’s equity compensation plans under which equity securities are authorized for issuance to Company employees or non-employees, including directors, as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Further Issuance Under Equity Compensations Plans(2)
Equity Compensation Plans Approved by Security Holders	1,461,347	$—	3,112,385
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,461,347	$—	3,112,385

(1)Includes shares of Common Stock and Units that may be issued pursuant to outstanding Time-Based RSU, Time-Based Unit, Performance Unit, and Performance RSU awards under the Stock Plans. The number of shares of Common Stock and Units that may be issued pursuant to outstanding unearned Performance RSU and Performance Unit awards reflects the maximum payout. For additional information about how Performance RSU and Performance Unit awards are earned, see “Compensation Discussion and Analysis – Long-Term Incentive Program Awards” on page 37.
(2)Consists of shares of Common Stock and Units that remain available for issuance under the 2024 Stock Incentive Plan.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Each of Mr. Hackett, Ms. Bazemore and Mr. Dominski served as a member of Compensation Committee during 2025. None of Mr. Hackett, Ms. Bazemore or Mr. Dominski served as an officer or employee of the Company at any point during 2025, nor did they have any relationship or affiliation with the Company in 2025 requiring disclosure under Item 404 of Regulation S-K.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Transactions involving the Company and its executive officers and directors that are reportable under Item 404(a) of Regulation S-K are required by the Company’s written policies to be reported to and approved by the Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee addresses such transactions on a case-by-case basis, after considering the relevant facts and circumstances.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent registered public accounting firm the matters (such as the quality of the Company’s accounting principles and internal controls) required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report for the Company’s fiscal year ended December 31, 2025.
Submitted by the Audit Committee:
Teresa Bryce Bazemore, Committee Chair
Denise A. Olsen
Marcus L. Smith

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table presents information concerning the ownership of Common Stock of the Company and Units of First Industrial, L.P. (which generally are redeemable for Common Stock on a one-for-one basis or cash at the option of the Company) by:
•    all directors and nominees named in this Proxy Statement (the “named directors”);
•    all Named Executive Officers identified in the Summary Compensation Table;
•    all named directors and nominees and Named Executive Officers of the Company as a group; and
•    persons and entities known to the Company to be beneficial owners of more than 5% of the Company’s Common Stock.
The information is presented as of the Record Date (as defined on page 1), unless otherwise indicated, and is based on representations of officers, directors and nominees of the Company and filings received by the Company on Schedule 13G under the Exchange Act. As of the Record Date, there were [ ] shares of Common Stock and [ ] Units outstanding.

	Common Stock/Units Beneficially Owned
Names and Addresses of 5% Stockholders	Number	Percent of Class

BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	14,936,814	11.30%

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	19,113,524	14.45%

State Street Corporation(3) One Lincoln Street Boston, MA 02111	6,583,945	5.00%

Names and Addresses of Directors, Officers and Nominees*
Peter E. Baccile(4)	581,015	**
Teresa Bryce Bazemore(5)	12,107	**
Matthew S. Dominski(6)	45,957	**
H. Patrick Hackett, Jr.(7)	51,730	**
Denise A. Olsen(7)	16,320	**
Marcus L. Smith(8)	10,418	**
Scott A. Musil(9)	106,223	**
Johannson L. Yap(10)	436,009	**
Peter O. Schultz (11)	239,717	**
Jennifer E. Matthews Rice(12)	61,163	**
All named directors, executive officers and nominees as a group (10 persons)(13)	1,560,659	**

*	The business address for each of the directors and Executive Officers of the Company is One North Wacker Drive, Suite 4200, Chicago, Illinois 60606.

**	Less than 1%

(1)	Pursuant to a Schedule 13G/A filed April 30, 2025 by BlackRock, Inc. (“Blackrock”). Of the shares reported, Blackrock has the sole power to vote 14,532,772 shares and sole power to dispose of all 14,936,814 shares.

(2)	Pursuant to a Schedule 13G/A filed February 13, 2024 by The Vanguard Group (“Vanguard Group”). Of the shares reported, Vanguard Group has the shared power to vote 157,983 shares, the sole power to dispose of 18,815,457 shares and the shared power to dispose of 298,067 shares.

(3)	Pursuant to a Schedule 13G/A filed November 10, 2025 by State Street Corporation (“State Street”). Of the shares reported, State Street has the shared power to vote 5,427,173 shares and the shared power to dispose of 6,583,945 shares.

(4)	Includes 56,540 Time-Based Units and 470,928 Units.

(5)	Includes 2,522 Time-Based Units and 9,585 Units.

(6)	Includes 2,522 Time-Based RSUs and 8,989 Units.

(7)	Includes 2,522 Time-Based Units and 11,631 Units.

(8)	Includes 2,522 Time-Based Units and 4,914 Units.

(9)	Includes 13,494 Time-Based Units and 79,104 Units.

(10)	Includes 3,770 shares of Common Stock held beneficially as UGMA custodian for his minor grandchildren. Also includes 21,813 Time-Based Units and 214,489 Units.

(11)	Includes 16,094 Time-Based Units and 128,349 Units.

(12)	Includes 600 shares of Common Stock held beneficially as UGMA custodian for her minor children. Also includes 6,606 Time-Based Units and 27,790 Units.

(13)	Includes 4,370 shares of Common Stock held beneficially as UGMA custodians. Also includes 2,522 Time-Based RSUs, 124,635 Time-Based Units and 967,410 Units.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The accounting firm of PricewaterhouseCoopers LLP served as the Company’s independent auditors in 2025, and our management believes that they are knowledgeable about our operations and accounting practices and are well qualified to act as our independent registered public accounting firm. Therefore, the Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Our Charter and Bylaws do not require that our stockholders ratify the appointment of our independent registered certified public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP but may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in registered certified public accounting firm would be in the best interests of the Company and its stockholders.
FEES
During 2025 and 2024, the aggregate fees for services provided by PricewaterhouseCoopers LLP in the following categories and amounts are:

	2025	2024
Audit Fees(1)	$1,313,050	$1,198,050
Audit-Related Fees(2)	—	66,100
All Other Fees(3)	2,220	2,180
Total Fees	$1,315,270	$1,266,330

(1)	Audit Fees consisted primarily of fees for audits of our annual financial statements, the reviews of our quarterly financial statements and other services that are normally provided by the auditor in connection with statutory and regulatory filings. For 2025 and 2024, this includes $138,300 and $65,400, respectively, for comfort letter procedures and auditor consents.

(2)	Audit-Related Fees consisted of fees related to a joint venture audit.

(3)	All Other Fees include amounts related to software licensing fees for technical research tools.
PRE-APPROVAL OF SERVICES
The Audit Committee pre-approves all audit and permissible non-audit services proposed to be provided by the Company’s independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. Consideration and approval of such services, including the maximum amount of fees payable for such services, generally occur at the Audit Committee’s regularly scheduled meetings. In situations where it is impractical to wait until the next regularly scheduled meeting, the Audit Committee has delegated the authority to approve the audit and permissible non-audit services, including the maximum amount of fees payable for such services, to each of its individual members. Approvals of audit and permissible non-audit services pursuant to the above-described delegation of authority are reported to the full Audit Committee.
This ratification proposal will be approved if there is quorum present at the Annual Meeting and the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Neither abstentions nor broker non-votes, if any, will have any legal effect on whether this proposal is approved. Note that, because this proposal is considered a routine matter, if your common shares are held by a broker or nominee, such broker or nominee will have authority to exercise their discretion to vote your common shares on Proposal 3 if you do not provide instructions to them regarding how you would like your common shares to be voted, only to the extent you have not been provided with Land & Buildings’ proxy materials.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026.

OTHER MATTERS
STOCKHOLDER PROPOSALS
Under applicable SEC rules, stockholder proposals intended to be presented at the 2027 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than [ ], 2026 in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with such meeting. Additionally, under our Bylaws, stockholder proposals intended to be presented at the 2027 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than [ ], 2026, and no earlier than [ ], 2026, in order to be considered timely and must comply with certain additional requirements contained in our Bylaws in order to be proper.
INCORPORATION BY REFERENCE
Appendix A to this Proxy Statement is the Company’s 2025 Annual Report, which includes its consolidated financial statements and management’s discussion and analysis of financial condition and results of operations, as well as certain other financial and other information required by the rules and regulations of the SEC. Information contained in Appendix A to this Proxy Statement shall not be deemed to be “filed” or “soliciting material,” or subject to liability for purposes of Section 18 of the Exchange Act to the maximum extent permitted under the Exchange Act.
AVAILABILITY OF PROXY MATERIALS
This Proxy Statement, Notice of Annual Meeting, WHITE proxy card and the Company’s 2025 Annual Report are available on the “Proxy Statement” tab of the Investors page on the Company’s website, at www.firstindustrial.com.
OTHER BUSINESS
The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying WHITE proxy card to vote in their discretion all shares represented by validly executed proxies.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE YOUR PROXY AUTHORIZATION BY INTERNET, BY TELEPHONE OR BY MAIL AS SOON AS POSSIBLE.

EXHIBIT A
ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATIONS
Under applicable SEC rules and regulations, members of our Board of Directors, nominees for director and certain of our executive officers are “Participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are “Participants.”
Directors and Nominees
The following are names of our directors (each of whom are also nominees for election as directors at the Annual Meeting). The principal occupations or employment of each such person is contained in the accompanying Proxy Statement. The business address of each such person is c/o First Industrial Realty Trust, One North Wacker Drive, Suite 4200 Chicago, Illinois, 60606.

Name
Peter E. Baccile
Teresa Bryce Bazemore
Matthew S. Dominski
H. Patrick Hackett, Jr.
Denise A. Olsen
Marcus L. Smith
Certain Officers and Employees
The following table sets forth the name and principal occupation of the Company’s officers and other employees who are Participants. The principal business address of each such person is c/o First Industrial Realty Trust, One North Wacker Drive, Suite 4200 Chicago, Illinois, 60606.

Name	Principal Occupation
Peter E. Baccile	Chief Executive Officer
Arthur J. Harmon	Senior Vice President – Investor Relations & Marketing
Jennifer E. Matthews Rice	General Counsel and Secretary
Scott A. Musil	Chief Financial Officer
Johannson L. Yap	Chief Investment Officer
Information Regarding the Ownership of Securities by Participants
As of February 26, 2026, the number of securities of the Company beneficially owned by directors and executive officers who are Participants is set forth under the title “Security Ownership of Management” in this Proxy Statement. As of February 26, 2026, the number of securities of the Company beneficially owned by the Company’s other employees who are Participants is set forth below.

Name	Amount and Nature of Beneficial Ownership (1)
Arthur J. Harmon	36,617
(1)Includes 1,519 Time-Based Units, 1,506 Time-Based RSUs and 28,204 Units.

Information Regarding the Ownership of Securities by Participants
The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under the titles “Directors and Nominees” and “Certain Officers.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold on February 26, 2024 through February 26, 2026
Name	Transaction Date	Security	Number of Shares	Acquisition (A) / Disposition (D)	Transaction Code (1)
Peter E. Baccile	1/1/2026	LP Units	97,329	A	A
	1/1/2026	LP Units	28,407	A	A
	1/2/2025	LP Units	42,560	A	A
	1/2/2025	LP Units	31,407	A	A
Teresa Bryce Bazemore	4/30/2025	LP Units	2,522	A	A
	5/2/2024	LP Units	2,642	A	A
Matthew S. Dominski	4/30/2025	Common Stock	2,522	A	A
	5/2/2024	Common Stock	2,642	A	A
H. Patrick Hackett, Jr.	4/30/2025	LP Units	2,522	A	A
	5/2/2024	LP Units	2,642	A	A
Arthur J. Harmon (2)	5/30/2025	Common Stock	3,023	D	S
	5/8/2024	Common Stock	2,182	D	S
Jennifer E. Matthews Rice	1/1/2026	LP Units	13,342	A	A
	1/1/2026	LP Units	3,240	A	A
	1/2/2025	LP Units	5,817	A	A
	1/2/2025	LP Units	3,570	A	A
	12/17/2024	Common Stock	425	D	G
Scott A. Musil	1/1/2026	LP Units	23,570	A	A
	1/1/2026	LP Units	6,834	A	A
	12/17/2025	Common Stock	65,023	D	J
	12/17/2025	LP Units	49,563	D	J
	1/2/2025	LP Units	9,931	A	A
	1/2/2025	LP Units	7,428	A	A
	9/5/2024	Common Stock	325	D	G
Denise A. Olsen	4/30/2025	LP Units	2,522	A	A
	5/2/2024	LP Units	2,642	A	A
Marcus L. Smith	4/30/2025	LP Units	2,522	A	A
	5/2/2024	LP Units	2,642	A	A
Johannson L. Yap	1/1/2026	LP Units	40,446	A	A
	1/1/2026	LP Units	10,896	A	A
	12/17/2025	Common Stock	340	D	S
	12/17/2025	Common Stock	340	D	S
	1/2/2025	LP Units	17,024	A	A
	1/2/2025	LP Units	12,048	A	A
	9/11/2024	Common Stock	54	D	G
	9/10/2024	Common Stock	54	D	G
	8/28/2024	Common Stock	82	D	G
	3/1/2024	Common Stock	285	D	G
	3/1/2024	Common Stock	82	D	G

(1)	Unless otherwise indicated, the transactions reported above are based on statements filed with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 4 during the two-year period ended February 26, 2026. Beneficial ownership and related concepts are determined in accordance with Rule 13d-3 under the Exchange Act and Item 403 of Regulation S-K. Certain transactions involve units of limited partnership interest in the Company’s operating partnership, First Industrial, L.P., of which the Company is the general partner (“LP Units”) that, as described in the reporting person’s Form 4, may be converted into shares of Company common stock on a one-for-one basis.

Transaction codes are derived from SEC Form 4 transaction codes, as follows:
	A:	Grant, award or other acquisition of securities from the company
	F:	Payment of exercise price or tax liability by delivering or withholding securities
	G:	Bona fide gift
	J:	Transfer to spouse/former spouse as part of marital dissolution settlement
	M:	Exercise or conversion of derivative security
	S:	Open market or private sale of securities

(2)	Not required to file a Form 4 with the SEC.
Miscellaneous Information Concerning Participants
Except as described in this Proxy Statement, no Participant or any of their respective associates or affiliates (together, “Participant Affiliates”) is either a party to any transaction or series of transactions, or has knowledge of any current proposed transaction or series of proposed transactions, (1) to which the Company or any of its subsidiaries was or is to be a participant; (2) in which the amount involved exceeds $120,000; and (3) in which any Participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Proxy Statement, (1) no Participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company, any parent of the Company or any subsidiary of the Company; and (2) no Participant owns any securities of the Company of record but not beneficially.
Except as described in this Proxy Statement, no Participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.
Except as described in this Proxy Statement, there are no contracts, arrangements or understandings by any Participant or Participant Affiliate, within the past year, with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
Except as described in this Proxy Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as a director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PRELIMINARY PROXY CARD DATED [●], 2026 – SUBJECT TO COMPLETION

THIS IS THE WHITE PROXY CARD

FIRST INDUSTRIAL REALTY·TRUST

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230

VOTE BY TELEPHONE

Please have your WHITE universal proxy card available when you call the **toll-free number 1-888-693-8683** using a touch-tone telephone and follow the simple directions that will be presented to you.

VOTE BY INTERNET

Please have your WHITE universal proxy card available when you access the website **www.cesvote.com** and follow the simple directions that will be presented to you.

VOTE BY MAIL

Please mark, sign and date your WHITE universal proxy card and return it in the **postage-paid envelope** provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS WHITE UNIVERSAL PROXY CARD TODAY!

Control Number ➔

↓ **If submitting your WHITE universal proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.** ↓

Proxy - FIRST INDUSTRIAL REALTY TRUST, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON [●], 2026

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Peter E. Baccile, Scott A. Musil and Jennifer Matthews Rice, or any of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of stock of First Industrial Realty Trust, Inc. (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held on [●], 2026 at [●] (CT), virtually via live webcast on the Internet at [●], and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there virtually present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the reverse side.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said shares and hereby confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.

This proxy, when properly executed, will be voted as specified herein. If this proxy does not indicate a contrary choice, it will be voted (i) FOR the election of only the six Company nominees for director named in Proposal 1, (ii) FOR the approval, on an advisory (i.e. non-binding) basis, of the compensation of the Company's named executive officers as disclosed in the Proxy Statement for the 2026 Annual Meeting in Proposal 2, (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm in Proposal 3 and (iv) in the discretion of the persons named as proxies herein with respect to any and all matters that may properly come before the meeting.

Signature

Date

Title or Authority

Signature if Held Jointly

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

(Continued and to be marked on the other side)

The 2026 Annual Meeting of Stockholders of First Industrial Realty Trust, Inc. will be held on [•], 2026 at [•] CT, virtually via the Internet at [•].

If you have any questions, require assistance in voting your **WHITE** universal proxy card, or need additional copies of the Company's proxy materials, please contact our proxy solicitor:

Georgeson

Part of the Computershare Group

Shareholders, Banks and Brokers

Call Toll Free: 866-766-8108
Email: FirstIndustrial@Georgeson.com

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholders Meeting to be held on [•], 2026:
The Proxy Statement, Notice of Annual Meeting, Proxy Card and Company's 2025 Annual Report are available on the "Financial Information" tab of the Investor Relations page on the Company's website, at WWW.FIRSTINDUSTRIAL.COM.

TO SUBMIT YOUR WHITE PROXY BY MAIL, DETACH ALONG THE PERFORATION,
MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

FIRST INDUSTRIAL REALTY TRUST, INC. **WHITE UNIVERSAL PROXY CARD**

Proposals - The Board of Directors recommends a vote FOR each of the Company nominees listed in Proposal 1 and FOR Proposals 2 and 3.

You may vote FOR no more than 6 nominees for Proposal 1.

1. Election of six directors. **You may mark "FOR" with respect to up to six (6) nominees in total. If you mark "FOR" with respect to fewer than six (6) nominees, your shares will be voted "FOR" only those nominees you have so marked. If you mark "FOR" for more than six (6) nominees, your vote on Proposal 1 regarding the election of directors will be invalid and not be counted. If you sign and return your proxy card and do not specify how you want your shares to be voted, your shares will be voted "FOR" each of the Company nominees only.**

   If elected, term expires in 2027.

Company Nominees
RECOMMENDED by the Company:

	FOR	WITHHOLD
(1) Peter E. Baccile	❑	❑
(2) Teresa B. Bazemore	❑	❑
(3) Matthew S. Dominski	❑	❑
(4) H. Patrick Hackett, Jr.	❑	❑
(5) Denise A. Olsen	❑	❑
(6) Marcus L. Smith	❑	❑

Land & Buildings Nominee
OPPOSED by the Company:

	FOR	WITHHOLD
(7) Jonathan Litt	❑	❑

   ❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

   ❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

Continued and to be signed on the reverse side